Exhibit 4.17

EXECUTION VERSION

CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT THAT IS MARKED BY [***] HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

INDENTURE AND SECURITY AGREEMENT

(N626QX)

Dated as of July 2, 2020

between

HORIZON AIR INDUSTRIES, INC.,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Loan Trustee

One Embraer ERJ 170-200LR

(Generic Manufacturer and Model: EMBRAER ERJ 170-200) Aircraft

U.S. Registration No. N626QX

Indenture and Security Agreement (2020-1 EETC)

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N626QX

i

Table of Contents

(Continued)

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ii

Table of Contents

(Continued)

Exhibit A	Form of Indenture Supplement
Exhibit B	List of Permitted Countries
Exhibit C	Certain Terms

Schedule I	Description of Equipment Notes
Schedule II	Pass Through Trust Agreement and Pass Through Trust Supplements

Annex A	Definitions

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iii

INDENTURE AND SECURITY AGREEMENT

(N626QX)

This INDENTURE AND SECURITY AGREEMENT (N626QX), dated as of July 2, 2020, is made by and between HORIZON AIR INDUSTRIES, INC., a Washington corporation (together with its successors and permitted assigns, “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, “Loan Trustee”).

W I T N E S S E T H:

WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I), among other things, to provide for (i) the issuance by Company of the Equipment Notes specified on Schedule I hereto and one or more Additional Series (as, in the case of any Series B Equipment Notes or any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) and (ii) the assignment, mortgage and pledge by Company to Loan Trustee, as part of the Collateral hereunder, among other things, of all of Company’s estate, right, title and interest in and to the Aircraft, as security for, among other things, Company’s obligations to Loan Trustee, for the equal and proportionate benefit and security of Noteholders, Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary, subject to Section 2.13 and Article III;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto (as, in the case of any Series B Equipment Notes or any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance), when executed by Company and authenticated and delivered by Loan Trustee hereunder, the valid, binding and enforceable obligations of Company; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

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GRANTING CLAUSE

NOW, THEREFORE, (x) to secure the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, Make-Whole Amount, if any, and interest on, the Equipment Notes and all other Secured Obligations payable by Company under the Operative Documents and the performance and observance by Company of all the agreements and covenants to be performed or observed by Company for the benefit of Noteholders and Indenture Indemnitees contained in the Operative Documents and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Operative Documents, the Related Indentures and the Company Guarantee, and for other good and valuable consideration given by Noteholders, Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary to Company at or before the Closing Date, the receipt and adequacy of which is hereby acknowledged, Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of Noteholders, each Indenture Indemnitee, each Related Indenture Indemnitee and the Company Guarantee Beneficiary, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of Company in, to and under, all and singular, the following described properties, rights, interests and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1) the Aircraft, including the Airframe and the Engines, whether or not any such Engine from time to time is installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than Excluded Equipment) relating thereto (such Airframe and Engines as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft on the Closing Date or with respect to any substitutions or replacements therefor) and together with all logs, manuals, modification and maintenance records at any time required to be maintained with respect to the Aircraft in accordance with the rules and regulations of the FAA if the Aircraft is registered under the laws of the United States or the rules and regulations of the government of the country of registry if the Aircraft is registered under the laws of a jurisdiction other than the United States;

(2) the Warranty Rights, together with all rights, powers, privileges, options and other benefits of Company under the same;

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(3) all requisition proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by Company and not required, or in excess of that required, under Section 7.06(b);

(4) all moneys and securities held by Loan Trustee pursuant to paragraph (ix) of clause “third” of Section 3.03, all rents, revenues and other proceeds collected by Loan Trustee pursuant to Section 4.02(a), all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with Loan Trustee by or for the account of Company pursuant to any term of any Operative Document and held or required to be held by Loan Trustee hereunder or thereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(5) all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, Company or, if a lease to a Permitted Lessee is then in effect, such Permitted Lessee shall have the right, to the exclusion of Loan Trustee, (i) to quiet enjoyment of the Aircraft, the Airframe, the Parts and the Engines, and to possess, use, retain and control the Aircraft, the Airframe, the Parts and the Engines and all revenues, income and profits derived therefrom and (ii) with respect to the Warranty Rights, to exercise in Company’s name all rights and powers of Company under the Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Warranty Rights; provided, further, that notwithstanding the occurrence and continuation of an Event of Default, Loan Trustee shall not enter into any amendment or modification of the Purchase Agreement that would alter the rights, benefits or obligations of Company thereunder;

TO HAVE AND TO HOLD all and singular the aforesaid property unto Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of Noteholders, Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary, except as otherwise provided in this Indenture, including Section 2.13 and Article III, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Indenture.

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It is expressly agreed that notwithstanding anything herein to the contrary, Company shall remain liable under the Purchase Agreement to perform all of its obligations thereunder, and, except to the extent expressly provided in any Operative Document, none of Loan Trustee, any Noteholder, any other Indenture Indemnitee, any Related Indenture Indemnitee or the Company Guarantee Beneficiary shall be required or obligated in any manner to perform or fulfill any obligations of Company under or pursuant to any Operative Document, or have any obligation or liability under the Purchase Agreement by reason of or arising out of the assignment hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount that may have been assigned to it or to which it may be entitled at any time or times.

Notwithstanding anything herein to the contrary (but without in any way releasing Company from any of its duties or obligations under the Purchase Agreement), Loan Trustee, Noteholders, other Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary confirm for the benefit of Manufacturer that in exercising any rights under the Warranty Rights, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement relating to the Warranty Rights, including, without limitation, the warranty disclaimer provisions for the benefit of Manufacturer, shall apply to and be binding upon Loan Trustee, Noteholders, other Indenture Indemnitees and Related Indenture Indemnitees, the Company Guarantee Beneficiary to the same extent as Company. Company hereby directs Manufacturer, so long as an Event of Default shall have occurred and be continuing, to pay all amounts, if any, payable to Company pursuant to the Warranty Rights directly to Loan Trustee to be held and applied as provided herein. Nothing contained herein shall subject Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of Manufacturer thereunder except as provided in the Manufacturer’s Consent.

Subject to the terms and conditions hereof, Company does hereby irrevocably constitute Loan Trustee the true and lawful attorney of Company (which appointment is coupled with an interest) with full power (in the name of Company or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to Company under or arising out of the Purchase Agreement (to the extent assigned hereby), and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which Loan Trustee may deem to be necessary or advisable in the premises; provided that Loan Trustee shall not exercise any such rights except during the continuance of an Event of Default. Company agrees that, promptly upon receipt thereof, to the extent required by the Operative Documents, it will transfer to Loan Trustee any and all monies from time to time received by Company constituting part of the Collateral, for distribution by Loan Trustee pursuant to this Indenture.

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Company does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than Loan Trustee, except as otherwise provided in or permitted by any Operative Document.

Company agrees that at any time and from time to time, upon the written request of Loan Trustee, Company shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as Loan Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for Loan Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by the Operative Documents.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

Section 1.02 Other Definitional Provisions.

(a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

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(b) All references in this Indenture to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Indenture, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(e) All references in this Indenture to a “government” are to such government and any instrumentality or agency thereof.

(f) All references in this Indenture to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

The Equipment Notes

Section 2.01 Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. IN ADDITION, THIS EQUIPMENT NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

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HORIZON AIR INDUSTRIES, INC.

SERIES 2020-1[__]-[___]

EQUIPMENT NOTE DUE [MATURITY DATE]

ISSUED IN CONNECTION WITH THE EMBRAER MODEL ERJ 170-200LR

(GENERIC MANUFACTURER AND MODEL EMBRAER MODEL ERJ 170-200)

AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER N626QX

No. __________	Date: ________

DEBT RATE	MATURITY DATE

HORIZON AIR INDUSTRIES, INC. (together with its successors and permitted assigns, “Company”) hereby promises to pay to ________________________, or the registered assignee thereof, the principal amount of __________________________ Dollars ($___________) [on _______]1 [in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount computed by multiplying the original principal amount of this Equipment Note by the percentage set forth in Schedule I hereto opposite the Payment Date on which such installment is due,]2 and to pay interest in arrears on each Payment Date at the Debt Rate shown above on the principal amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof, or from the most recent date to which interest hereon has been paid or duly provided for, until paid in full. [Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note.]3 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

[1]	To be inserted in non-installment Equipment Notes.
[2]	To be inserted in installment Equipment Notes.
[3]	To be inserted in installment Equipment Notes.

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For purposes hereof, the term “Indenture” means the Indenture and Security Agreement (N626QX), dated as of July 2, 2020, between Company and U.S. Bank Trust National Association, as Loan Trustee (“Loan Trustee”), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest, and any other amounts payable hereunder not paid when due for any period during which the same is overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of Loan Trustee, or as otherwise provided in the Indenture. Company shall not have any responsibility for the distribution of any such payment to Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, this Equipment Note shall be surrendered to Loan Trustee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by applicable law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any, with respect to this Equipment Note; third, to the payment of the principal amount of this Equipment Note (or portion thereof) then due hereunder, if any; and fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of this Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

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This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by Company pursuant to the terms of the Indenture. The Collateral is held by Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures, the Participation Agreement, the Company Guarantee, the other Operative Documents and the Pass Through Documents. Reference is hereby made to the Indenture, the Related Indentures, the Participation Agreement, the Company Guarantee, the other Operative Documents and the Pass Through Documents for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture, the Related Indentures, the Participation Agreement, the Company Guarantee, the other Operative Documents and the Pass Through Documents each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for an equal aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, Company and Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither Company nor Loan Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 4.02 of the Indenture.

This Equipment Note is subject to certain restrictions set forth in Sections 4.01(a)(ii) and 4.01(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

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The holder hereof, by its acceptance of this Equipment Note, agrees that no payment or distribution shall be made on or in respect of the Secured Obligations (as defined in the Indenture), the Secured Obligations (as defined in any Related Indenture) or any other Related Secured Obligations owed to such holder, including, without limitation, any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) of the Indenture or after the commencement of any proceedings of the type referred to in Section 4.01 (g), (h) or (i) of the Indenture, except, in each case, as expressly provided in Article III of the Indenture, Article III of the applicable Related Indenture or the Company Guarantee, as appropriate.

The indebtedness evidenced by this Equipment Note is[,]4 [(i) to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of [Series A Equipment Notes]5 [Series A Equipment Notes and Series B Equipment Notes]6 [Series A Equipment Notes, Series B Equipment Notes and [ ]7]8, and certain other Secured Obligations, and (ii)]9 to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Loan Trustee, the Related Loan Trustee under the applicable Related Indenture or the Company Guarantee Beneficiary, as appropriate, on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in the Indenture or the applicable Related Indenture, and (c) appoints Loan Trustee, the Related Loan Trustee under the applicable Related Indenture or the Company Guarantee Beneficiary, as appropriate, as such Noteholder’s attorney-in-fact for such purpose.

[4]	To be inserted in the case of a Series A Equipment Note.
[5]	To be inserted in the case of a Series B Equipment Note.
[6]	To be inserted in the case of the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes.
[7]	To insert each Series of Additional Series Equipment Notes that rank senior in priority of payment to the Series of Additional Series Equipment Notes being issued.
[8]

To be inserted in the case of each Series of Additional Series Equipment Notes other than the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes.

[9]	To be inserted in the case of a Series B Equipment Note or an Additional Series Equipment Note.

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Without limiting the foregoing, the holder hereof, by its acceptance of this Equipment Note, agrees that if such holder, in its capacity as a Noteholder, receives any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for Loan Trustee and forthwith turn over such amount to Loan Trustee in the form received to be applied as provided in Article III of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

IN WITNESS WHEREOF, Company has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

HORIZON AIR INDUSTRIES, INC.

By:
Name:
Title:

LOAN TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Indenture.

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U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

SCHEDULE I10

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Principal Amount to be Paid

[SEE “EQUIPMENT NOTES AMORTIZATION” ON SCHEDULE I TO

INDENTURE]

* * *

Section 2.02 Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in (a) separate Series consisting of Series A Equipment Notes, Series B Equipment Notes (if issued) and one or more Additional Series Equipment Notes (if issued) and (b) the maturities and principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I hereto (as, in the case of any Series B Equipment Notes or any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance). On the Closing Date, each Series A Equipment Note and Series B Equipment Note (if issued) shall be issued to Subordination Agent on behalf of Pass Through Trustee for the Pass Through Trusts then in existence created under the Pass Through Trust Agreements referred to in Schedule II. If no Series B Equipment Notes are issued on the Closing Date, then, subject to compliance with the conditions set forth in Section 2.02 of the Participation Agreement and Section 8.01(d) of the Intercreditor Agreement, as applicable, Company shall have the option to issue Series B Equipment Notes at any time after the Closing Date. Any Series B Equipment Notes issued after the

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Closing Date pursuant to the immediately preceding sentence shall have such maturities, principal amounts and interest rate as specified in Schedule I hereto in respect of Series B Equipment Notes, as such Schedule I may be amended in connection with any such issuance. Subject to compliance with the conditions set forth in Section 2.02 of the Participation Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, Company shall have the option after the Closing Date, at any time and from time to time (i) to issue one or more Series of Additional Series Equipment Notes under this Indenture (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one Series of Additional Series Equipment Notes being outstanding at any time), (ii) to redeem all but not less than all of the Series B Equipment Notes (whether issued on or after the Closing Date) (or all but not less than all of any Series of Additional Series Equipment Notes) pursuant to, and in accordance with, the provisions of Section 2.11(b) and to issue under this Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes, and (iii) following the payment in full at maturity or otherwise of all but not less than all of the Series B Equipment Notes (whether issued on or after the Closing Date) (or all but not less than all of any Series of Additional Series Equipment Notes), to issue new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full. If new Series B Equipment Notes or Additional Series Equipment Notes of any Series or new Additional Series Equipment Notes of any Series are issued after the Closing Date in accordance with the immediately preceding sentence, such Equipment Notes shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rate as specified in an amendment to this Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. For the avoidance of doubt, if new “Series B Equipment Notes” or “Additional Series Equipment Notes” of any Series or new “Additional Series Equipment Note” of any Series are issued, in each case under any Related Indenture, Company may, but shall not be required to, issue, as the case may be, new Series B Equipment Notes or Additional Series Equipment Notes of the same Series or new Additional Series Equipment Notes of the same Series, in each case under this Indenture.

Each Equipment Note shall bear interest at the Debt Rate specified for the applicable Series (calculated on the basis of a year of 360 days comprised of twelve 30-day months), payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding from the most recent Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the date of issuance of such Equipment Note) until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section 2.01.

[10]	To be inserted in installment Equipment Notes.

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The principal amount of each Series A Equipment Note and, if issued, each Series B Equipment Note shall be payable in installments or in a single payment on the Payment Dates set forth in such Equipment Note, each such installment, if any, to be in an amount computed by multiplying the original principal amount of such Equipment Note by the corresponding percentage set forth in Schedule I hereto (as, in the case of any Series B Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) applicable to such Series, the applicable portion of which shall be attached as Schedule I to such Equipment Note, opposite the Payment Date on which such installment is due. Each Additional Series Equipment Note, if issued, shall be payable in installments or in a single payment as set forth in an amendment to this Indenture, and if payable in installments, such installments shall be calculated as set forth in the preceding sentence. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same is overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

The Equipment Notes shall be executed on behalf of Company by the manual or facsimile signature of one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at the time of execution the proper officers of Company shall bind Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes unless there appears on such Equipment Note a certificate of authentication in the form provided herein executed by Loan Trustee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

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Section 2.03 Method of Payment. The principal amount of, interest on, Make-Whole Amount, if any, and, except to the extent expressly provided herein, all other amounts due under each Equipment Note or otherwise payable hereunder shall be payable by Company in Dollars by wire transfer of immediately available funds not later than 10:00 a.m. (New York City time) on the due date of payment to Loan Trustee at the Corporate Trust Office for distribution among Noteholders in the manner provided herein, and payment of such amount by Company to Loan Trustee shall be deemed to satisfy Company’s obligation to make such payment. Company shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to Company), all amounts paid by Company hereunder and under such Noteholder’s Equipment Note or Equipment Notes to such Noteholder or a nominee therefor (including all amounts distributed pursuant to Article III) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 12:00 noon (New York City time) on the due date of payment, to an account maintained by such Noteholder with a bank located in the continental United States the amount to be distributed to such Noteholder, for credit to the account of such Noteholder maintained at such bank; provided that, in the event the Equipment Notes are not held by Subordination Agent on behalf of Pass Through Trustees, Loan Trustee shall, unless instructed by Company to use another method, pay such amounts by check mailed to Noteholder’s address as it appears on the Equipment Note Register. If, after its receipt of funds at the place and prior to the time specified above in the immediately preceding sentence, Loan Trustee fails (other than as a result of a failure of Noteholder to provide it with wire transfer instructions) to make any such payment required to be paid by wire transfer as provided in the immediately preceding sentence on the Business Day it receives such funds, Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such Noteholders for loss of use of funds at the Federal Funds Rate until such payment is made and Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Loan Trustee for cancellation. Notwithstanding any other provision of this Indenture to the contrary, Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m. (New York City time) at the place of payment, in which case Loan Trustee shall make such required payment on the next succeeding Business Day. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Noteholder, all payments to it shall be made to the account of such Noteholder specified in Schedule I to the Participation Agreement or otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to Loan Trustee consistent with this Section 2.03.

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Section 2.04 Withholding Taxes. Loan Trustee shall exclude and withhold at the appropriate rate from each payment of principal, interest, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (which exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) any and all withholding Taxes applicable thereto as required by applicable law. Loan Trustee agrees to act as such withholding agent and whenever any present or future Taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of Noteholders, that it will file any necessary withholding Tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to Company) appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time. Loan Trustee agrees to file any other information reports it is required to file under United States law.

Section 2.05 Application of Payments. Subject always to Section 2.13 and except as otherwise provided in Article III, in the case of each Equipment Note, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest paid thereon shall be applied:

first, to the payment of accrued interest on such Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by applicable law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

second, to the payment of Make-Whole Amount, if any, with respect to such Equipment Note;

third, to the payment of the principal amount of such Equipment Note (or portion thereof) then due thereunder, if any; and

fourth, the balance, if any, remaining thereafter, to the payment of installments of the principal amount of such Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

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Section 2.06 Termination of Interest in Collateral. No Noteholder or Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, Make-Whole Amount, if any, and interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) on and all other amounts due under all Equipment Notes held by such Noteholder and all other sums then due and payable to such Noteholder or Indenture Indemnitee, as the case may be, hereunder (including, without limitation, under Section 2.14) and under the Participation Agreement by Company (the “Secured Obligations”) have been paid in full.

Subject to Section 10.01 hereof, neither the Company Guarantee Beneficiary nor any Related Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if all Related Secured Obligations have been paid in full.

Section 2.07 Registration, Transfer and Exchange of Equipment Notes. Loan Trustee shall keep a register or registers (the “Equipment Note Register”) in which Loan Trustee shall provide for the registration of Equipment Notes, the registration of transfers of Equipment Notes and a record of the dates and payments made with respect to the Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of Loan Trustee. Loan Trustee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange or transfer such Equipment Note shall surrender such Equipment Note to Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note and subject to satisfaction of Section 2.09, Company shall execute, and Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of an equal aggregate principal amount and of the same Series. At the option of Noteholder, Equipment Notes may be exchanged for other Equipment Notes of the same Series of any authorized denominations of an equal aggregate principal amount, upon surrender of the Equipment Notes to be exchanged to Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Company shall execute, and Loan Trustee shall authenticate and deliver, the Equipment

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Notes which Noteholder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of Company evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer shall (if so required by Company or Loan Trustee) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to Loan Trustee, duly executed by Noteholder or such Noteholder’s attorney duly authorized in writing, and Company and Loan Trustee shall require evidence satisfactory to Company as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state or jurisdiction. Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of principal amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Principal, interest and all other amounts shall be deemed to have been paid on such new Equipment Note to the date on which such amounts have been paid on such old Equipment Note. Company and Equipment Note Registrar shall not be required to exchange any surrendered Equipment Notes as provided above (a) during the ten-day period preceding the due date of any payment on such Equipment Note or (b) that has been called for redemption. Company and Loan Trustee shall in all cases deem and treat the Person in whose name any Equipment Note has been issued and registered on the Equipment Note Register as the absolute owner and Noteholder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Company nor Loan Trustee shall be affected by any notice to the contrary. Loan Trustee will promptly notify Company of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Indenture, the Related Indentures, the Participation Agreement, the Company Guarantee, the other Operative Documents and the Pass Through Documents applicable to Noteholders or, in the case of each Related Indenture, Related Noteholders, and the Company Guarantee Beneficiary, and, without limiting the generality of the foregoing, any such transferee of an Equipment Note, by its acceptance of an Equipment Note: (i) agrees to the applicable provisions of Sections 6.01, 7.10 and 7.11 of the Participation Agreement, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by Noteholders, including Pass Through Trustees, in the Participation Agreement and (ii) agrees to the restrictions set forth in Sections 4.01(a)(ii) and 4.01(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction to, or otherwise authorize, Loan Trustee to take any action that would violate Section 4.01(a)(ii) or 4.01(a)(iii) of the Intercreditor Agreement. Subject to compliance by Noteholder and any transferee of the requirements set forth in this Section 2.07 and in Section 2.09, Loan Trustee and Company shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

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Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note becomes mutilated, destroyed, lost or stolen, Company shall, upon the written request of the holder of such Equipment Note and subject to satisfaction of this Section 2.08 and of Section 2.09, execute and Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series, payable in the same principal amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Loan Trustee, and a photocopy thereof shall be furnished to Company. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to Company and Loan Trustee such security or indemnity as may be required by them to save Company and Loan Trustee harmless and evidence satisfactory to Company and Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

Section 2.09 Payment of Expenses on Transfer; Cancellation.

(a) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall keep a copy of such canceled Equipment Notes, and shall send the original canceled Equipment Notes marked “canceled” to Company.

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Section 2.10 Mandatory Redemption of Equipment Notes. Company shall redeem the Equipment Notes in whole in connection with an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon (unless Company has performed the option set forth in Section 7.05(a)(i) with respect thereto) on or before the Loss Payment Date at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to Noteholders, but without any Make-Whole Amount.

Section 2.11 Voluntary Redemption of Equipment Notes.

(a) Except as provided in Section 2.11(b), all (but not less than all) of the Equipment Notes may be redeemed by Company at any time upon at least 15 days’ revocable prior written notice to Loan Trustee and Noteholders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to Noteholders, plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.11(a) unless, simultaneously with such redemption, the Related Equipment Notes shall also be redeemed.

(b) If issued, all of the Series B Equipment Notes or all of any Series of Additional Series Equipment Notes (or any combination of the foregoing) may be redeemed by Company upon at least 15 days’ revocable prior written notice to Loan Trustee and Noteholders of each Series to be redeemed, and such Series of Equipment Notes being redeemed pursuant to this Section 2.11(b) shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to Noteholders of such Series, plus Make-Whole Amount, if any; provided that:

(i) no redemption shall be permitted under this Section 2.11(b) unless, simultaneously with such redemption, the Related Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes) or the Related Additional Series Equipment Notes in respect of the Series of Additional Series Equipment Notes being redeemed (in the case of redemption hereunder of any Series of Additional Series Equipment Notes), as the case may be, shall also be redeemed; and

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(ii) if, simultaneously with such redemption or at any time thereafter, new Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes) or new Additional Series Equipment Notes of the same Series designation as the Series of Additional Series Equipment Notes being redeemed (in the case of redemption hereunder of a Series of Additional Series Equipment Notes), in any such case, having terms that may be the same as or different from those of the redeemed Equipment Notes, are being issued, such new Equipment Notes shall be issued in accordance with Section 2.02 of the Participation Agreement and Section 8.01(c) of the Intercreditor Agreement.

(c) Notwithstanding anything to the contrary in Section 2.11(a) or (b), so long as Company or any of its Affiliates beneficially owns 100% of the Pass Through Certificates issued by any Pass Through Trustee, the redemption price shall not include, and no Noteholder shall have any right to otherwise claim, any Make-Whole Amount with respect to the Series of Equipment Notes issued to Subordination Agent for the benefit of such Pass Through Trustee.

Section 2.12 Redemptions; Notice of Redemptions; Repurchases.

(a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. Company may at any time repurchase any of the Equipment Notes not held by Subordination Agent at any price and may hold or resell such Equipment Notes or surrender such Equipment Notes to Loan Trustee for cancellation.

(b) Notice of redemption with respect to the Equipment Notes shall be given by Loan Trustee by first-class mail, postage prepaid, or by hand delivery, mailed or delivered not less than 15 nor more than 60 days prior to the applicable redemption date, to each Noteholder of such Equipment Notes to be redeemed, at such Noteholder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from Company to Loan Trustee given no later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

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(c) On or before the redemption date, Company (or any person on behalf of Company) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by Loan Trustee, deposit or cause to be deposited with Loan Trustee by 10:00 a.m. (New York City time) on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d) Notice of redemption having been given as aforesaid (and not revoked as permitted by this Section 2.12), the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of Loan Trustee, and from and after such redemption date (unless there is a default in the deposit of the redemption price pursuant to Section 2.12(c)) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.

Section 2.13 Subordination.

(a) The indebtedness evidenced by the Series B Equipment Notes, if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with the issuance of such Series B Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, and the Series B Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness evidenced by the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of such most senior Series of Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes and the Series B Equipment Notes, and any such most senior Series of Additional Series Equipment Notes, if issued, shall be

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issued subject to such provisions. The indebtedness evidenced by any Additional Series Equipment Notes (other than the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes), if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of such Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, the Series B Equipment Notes and each Series of Additional Series Equipment Notes that rank senior in priority of payment to such Additional Series Equipment Notes, and any such Additional Series Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness evidenced by the Series A Equipment Notes is, and the indebtedness evidenced by the Series B Equipment Notes, if issued, and the indebtedness evidenced by any Series of Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and the Series A Equipment Notes and the Series B Equipment Notes are and any Series of Additional Series Equipment Notes shall be, issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs Loan Trustee, the Related Loan Trustee under the applicable Related Indenture or the Company Guarantee Beneficiary under the Company Guarantee in respect of the applicable Related Indenture, as appropriate, on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture and the applicable Related Indenture and (iii) appoints Loan Trustee, the Related Loan Trustee under the applicable Related Indenture or the Company Guarantee Beneficiary under the Company Guarantee, as appropriate, as such Noteholder’s attorney-in-fact for such purpose.

(b) Company, Loan Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations, the “Secured Obligations” under any Related Indenture or any other Related Secured Obligations, owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) or after the commencement of any proceedings of the type referred to in Section 4.01(g), (h) or (i), except, in each case, as expressly provided in Article III of this Indenture, Article III of the applicable Related Indenture, or the Company Guarantee, as appropriate.

(c) By the acceptance of its Equipment Notes of any Series, each Noteholder of such Series agrees that (i) if such Noteholder, in its capacity as a Noteholder, receives any payment or distribution on any Secured Obligations in respect of such Series that it is not entitled to receive under this Section 2.13 or Article III, it will hold any amount so received in trust for Loan Trustee and forthwith turn over such amount to Loan Trustee in the form received to be applied as provided in Article III and (ii) if such Noteholder, in its capacity as a “Noteholder” under any Related Indenture, receives any payment or distribution on any “Secured Obligations” in respect of “Equipment Notes” of any “Series” issued under such Related Indenture that it is not entitled to receive under Section 2.13 or Article III of such Related Indenture, it will hold any amount so received in trust for the Related Loan Trustee under such Related Indenture and forthwith turn over such amount to such Related Loan Trustee under such Related Indenture in the form received to be applied as provided in Article III of such Related Indenture.

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Section 2.14 Certain Payments. Company agrees to pay to Loan Trustee for distribution in accordance with Section 3.04:

(a) an amount or amounts equal to the fees payable to Liquidity Providers under Section 2.03 of each Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement) related thereto (or similar provisions of any Replacement Liquidity Facility therefor and any related fee letter), multiplied by a fraction, the numerator of which is the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes and the denominator of which is the sum of the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Intercreditor Agreement) with respect to all of the “Indentures” (as defined in the Intercreditor Agreement);

(b) an amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Special Termination Advance multiplied by the fraction specified in the foregoing clause (a);

(c) an amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Downgrade Advance multiplied by the fraction specified in the foregoing clause (a);

(d) an amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Non-Extension Advance multiplied by the fraction specified in the foregoing clause (a);

(e) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Intercreditor Agreement), (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance (other than a Special Termination Advance), Applied Provider Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility (or

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similar provisions of any Replacement Liquidity Facility therefor) plus any other amounts payable in respect of such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance under Section 3.01, 3.03 or 3.09 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) under which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made over (2) the sum of (A) Investment Earnings from any Final Advance plus (B) any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Company in respect of the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Intercreditor Agreement) in respect of which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made, multiplied by (y) a fraction, the numerator of which is the then aggregate overdue amounts of interest on the then outstanding Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all then outstanding “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Intercreditor Agreement) with respect to all of the “Indentures” (as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”);

(f) any amounts owed to Liquidity Providers by Subordination Agent as borrower under Sections 3.01 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), 3.03 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), 7.05 and 7.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a); and

(g) an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by Company in respect of such compensation under any other Operative Document or Pass Through Document).

For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Provider Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.

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Section 2.15 Repayment of Monies for Equipment Note Payments Held by Loan Trustee. Any money or property held by Loan Trustee in trust for any payment of the principal of, Make-Whole Amount, if any, or interest or any other amounts due on, any Equipment Note, including, without limitation, any money or property deposited pursuant to Section 2.12(c) or 10.01, and remaining unclaimed for a 730-day period (for purposes of calculating this 730-day period, all days on which the payment of such money or property shall not have been made because of operation of law shall be excluded) after the due date for such payment (or such lesser time as Loan Trustee is satisfied, after 60 days’ notice from Company, is one month prior to the escheat period provided under applicable state law) shall be paid to Company. Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to Company for payment thereof, and all liability of Loan Trustee with respect to such trust money shall thereupon cease. Loan Trustee, before being required to make any such repayment, may at the expense of Company cause to be mailed to each such Noteholder notice that such money or property remains unclaimed. After a date specified in such notice, which may not be less than 30 days from the date of mailing, any unclaimed balance of such money or property then remaining will be repaid to Company as provided herein.

Section 2.16 Directions by Subordination Agent. So long as Subordination Agent is a Noteholder, notwithstanding anything contained herein or in any other Operative Document to the contrary, in exercising its right to vote the Equipment Notes held by it, or in giving or taking any direction, consent, request, demand, instruction, authorization, notice, waiver or other action provided by this Indenture or in respect of the Equipment Notes to be given or taken by a Noteholder (each such vote or other action, a “Direction”) in respect of such Equipment Notes, Subordination Agent may act in accordance with any votes, directions, consents, requests, demands, instructions, authorizations, notices, waivers or other actions given or taken by any applicable Pass Through Trustee or the Controlling Party pursuant to the Intercreditor Agreement, including without limitation pursuant to Section 2.06, Article IV or Section 8.01(b) thereof. Subordination Agent shall be permitted (x) to give a Direction with respect to less than the entire principal amount of any single Equipment Note held by it, and (y) to give different Directions with respect to different portions of the principal amount of any single Equipment Note held by it. Any Direction given by Subordination Agent at any time with respect to more than a majority in aggregate unpaid principal amount of all of the Equipment Notes issued and then outstanding hereunder shall be deemed to have been given by a Majority in Interest of Noteholders.

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ARTICLE III

Receipt, Distribution and Application of Income

From the Collateral

Section 3.01 Basic Distributions. Except as otherwise provided in Sections 3.02, 3.03 and 3.04, each periodic payment by Company of regularly scheduled installments of principal or interest on the Equipment Notes received by Loan Trustee shall be promptly distributed in the following order of priority:

first, so much of such payment as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to Noteholders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

second, after giving effect to clause “first” above (if any Series B Equipment Notes shall have been issued hereunder and except as this clause “second” may be modified pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payment remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to Noteholders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

third, after giving effect to clause “second” above (and except as otherwise provided in an amendment to this Indenture pursuant to paragraph (xiii) or (xiv) of Section 9.01) so much of such payment remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Additional Series Equipment Notes of a specified

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Series shall be distributed to Noteholders of Additional Series Equipment Notes of such Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Series Equipment Note of such Series bears to the aggregate amount of the payments then due under all Additional Series Equipment Notes of such Series, provided that this clause “third” shall apply to each Series of Additional Series Equipment Notes in order of priority of payment; and

fourth¸ the balance, if any, of such installment remaining thereafter shall be distributed to Company.

Section 3.02 Event of Loss; Optional Redemption.

Except as otherwise provided in Sections 3.03 and 3.04 and subject to the following provisos, any payments received by Loan Trustee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss pursuant to Section 2.10 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 shall be applied to the redemption of the Equipment Notes and to all other Secured Obligations and Related Secured Obligations then due by applying such payments in the following order of priority:

first, so much of such payment as is required (i) to reimburse Loan Trustee and Noteholders for any reasonable costs or expenses actually incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Company, under the Operative Documents and then (ii) to pay any other Secured Obligations then due to Loan Trustee, Noteholders and other Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below);

second, after giving effect to clause “first” above:

(i) so much of such payment remaining as is required to pay the amounts specified in paragraph (i) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

(ii) after giving effect to paragraph (i) above (if any Series B Equipment Notes shall have been issued hereunder and except as this subclause (ii) may be modified pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payment remaining as is required to pay the amounts specified in paragraph (ii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes; and

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(iii) after giving effect to paragraph (ii) above (and except as otherwise provided in an amendment to this Indenture pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payment remaining as is required to pay the amounts specified in paragraph (iii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of Additional Series Equipment Notes of a specified Series, provided that this paragraph (iii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment;

third, after giving effect to clause “second” above, so much of such payment remaining as is required to pay the amounts as provided in clause “third” of Section 3.03 in respect of Related Secured Obligations under each Defaulted Operative Indenture (including pursuant to the Company Guarantee) other than paragraph (ix) of clause “third” of Section 3.03; and

fourth, the balance, if any, of such payment, shall be distributed as provided in clause “fourth” of Section 3.03;

provided that any insurance, condemnation or similar proceeds resulting from an Event of Loss that are received by Loan Trustee shall be held and distributed by Loan Trustee as provided in Sections 7.05(c) and 7.06(d), and any such proceeds that are held by Loan Trustee shall be invested as provided in Section 5.06; and provided, further, that in the case of a redemption of Equipment Notes pursuant to Section 2.11(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraphs in clause “second” above that refer to such Series in connection with such redemption. No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the redemption of the Equipment Notes as a result of an Event of Loss with respect to the Airframe or the Airframe and one or more Engines.

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Section 3.03 Payments After Event of Default.

Except as otherwise provided in Section 3.04, all payments received and amounts held or realized by Loan Trustee (including any amounts realized by Loan Trustee from the exercise of any remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.02(a), as well as all payments or amounts then held by Loan Trustee as part of the Collateral, shall be promptly distributed by Loan Trustee in the following order of priority:

first, so much of such payments or amounts as is required to (i) reimburse Loan Trustee or U.S. Bank, to the extent Loan Trustee or U.S. Bank is entitled to be reimbursed or indemnified under the Operative Documents, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral pursuant to Section 4.02(a)) actually incurred by Loan Trustee or U.S. Bank (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures actually incurred or expenditures or advances made by Loan Trustee, U.S. Bank or Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by Loan Trustee, U.S. Bank or any Noteholder, liquidated or otherwise, upon such Event of Default shall be applied by Loan Trustee as between itself, U.S. Bank and Noteholders in reimbursement of such expenses and any other expenses for which Loan Trustee, U.S. Bank or Noteholders are entitled to reimbursement under any Operative Document and (ii) pay all Secured Obligations then due to other Indenture Indemnitees hereunder and under the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below); and in case the aggregate amount so to be distributed shall be insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

second, after giving effect to clause “first” above, so much of such payments or amounts remaining as is required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.03;

third, after giving effect to clause “second” above:

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(i) so much of such payments or amounts remaining as is required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to Noteholders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series A Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series A Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(ii) after giving effect to paragraph (i) above (if any Series B Equipment Notes shall have been issued hereunder and except as this subclause (ii) may be modified pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payments or amounts remaining as is required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to Noteholders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series B Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series B Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(iii) after giving effect to paragraph (ii) above (and except as otherwise provided in an amendment to this Indenture pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payments or amounts remaining as is required to pay in full the aggregate unpaid principal amount of all Additional Series Equipment Notes of a specified Series, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Series Equipment Notes of such Series to the date of distribution, shall be distributed to Noteholders of Additional Series Equipment Notes of such

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Series, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such Series held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such Series held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution, provided that this paragraph (iii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment;

(iv) after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as is required to pay in full the amounts then due and covered by clause “first” of Section 3.03 of each Defaulted Operative Indenture (whether payable by Company pursuant to any such Defaulted Operative Indenture or pursuant to the Company Guarantee), shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “first”;

(v) after giving effect to paragraph (iv) above, so much of such payments or amounts remaining as is required to pay in full the amounts then due and covered by clause “second” of Section 3.03 of each Defaulted Operative Indenture (whether payable by Company pursuant to any such Defaulted Operative Indenture or pursuant to the Company Guarantee), shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “second”;

(vi) after giving effect to paragraph (v) above, so much of such payments or amounts remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series A Equipment Notes, if any, issued under any Defaulted Operative Indenture (whether payable by

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Company pursuant to any such Defaulted Operative Indenture or pursuant to the Company Guarantee), shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series A Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series A Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series A Equipment Notes issued under all Defaulted Operative Indentures;

(vii) after giving effect to paragraph (vi) above (if any Series B Equipment Notes shall have been issued hereunder and except as this subclause (vii) may be modified pursuant to paragraph (xiii) or (xiv) of Section 9.01), so much of such payments or amounts remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series B Equipment Notes, if any, issued under any Defaulted Operative Indenture (whether payable by Company pursuant to any such Defaulted Operative Indenture or pursuant to the Company Guarantee), shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series B Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series B Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series B Equipment Notes issued under all Defaulted Operative Indentures;

(viii) after giving effect to paragraph (vii) above (and except as otherwise provided in amendments to the applicable Related Indentures pursuant to paragraph (xiii) or (xiv) of Section 9.01 thereof), so much of such payments or amounts remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Additional Series

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Equipment Notes of a specified Series, if any, issued under any Defaulted Operative Indenture (whether payable by Company pursuant to any such Defaulted Operative Indenture or pursuant to the Company Guarantee), shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Additional Series Equipment Notes of such Series are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Additional Series Equipment Notes of such Series issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Additional Series Equipment Notes of such Series issued under all Defaulted Operative Indentures, provided that this paragraph (viii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment; and

(ix) after giving effect to paragraph (viii) above, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Permitted Investments shall be held by Loan Trustee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 5.06) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this clause “third” as and to the extent any such Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all such Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause “fourth” of this Section 3.03; and

fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Company.

No Make-Whole Amount shall be payable on the Equipment Notes as a consequence of or in connection with an Event of Default or the acceleration of the Equipment Notes.

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Section 3.04 Certain Payments.

(a) Any payments received by Loan Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by Loan Trustee which are payable to Company pursuant to any of the provisions of this Indenture other than those set forth in this Article III (including Sections 5.06, 7.05 and 7.06) shall be so paid to Company. Any payments received by Loan Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document.

(b) Notwithstanding anything to the contrary contained in this Article III, Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from Company pursuant to Section 4.02 of the Participation Agreement payable to (i) U.S. Bank and Loan Trustee, (ii) Subordination Agent, (iii) any separate or additional trustee appointed pursuant to Section 8.02, (iv) Pass Through Trustees, (v) any Liquidity Provider or (vi) any other Indenture Indemnitee, in each case, directly to the Person entitled thereto. Any payment received by Loan Trustee from Company under Section 2.14 shall be distributed to Subordination Agent to be distributed in accordance with Section 2.04(c) of the Intercreditor Agreement.

(c) Any payments received by Loan Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Operative Document shall be distributed by Loan Trustee to Company. Further, and except as otherwise provided in Sections 3.02 and 3.03, all payments received and amounts realized by Loan Trustee with respect to the Aircraft, to the extent received or realized at any time after payment in full of all Secured Obligations, as well as any amounts remaining as part of the Collateral after the occurrence of such payment in full, shall be distributed by Loan Trustee to Company.

Section 3.05 Payments to Company. Any amounts distributed hereunder by Loan Trustee to Company shall be paid to Company (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from Company to Loan Trustee from time to time.

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Section 3.06 Cooperation. Prior to making any distribution under this Article III, Loan Trustee shall consult with Related Loan Trustees and the Company Guarantee Beneficiary to determine amounts payable with respect to the Related Secured Obligations. Loan Trustee shall cooperate with Related Loan Trustees and shall provide such information as shall be reasonably requested by each Related Loan Trustee to enable such Related Loan Trustee to determine amounts distributable under Article III of its Related Indenture.

Section 3.07 Securities Account. In furtherance of the provisions of Section 3.03, U.S. Bank agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture (in such capacity, the “Securities Intermediary”). Except in its capacity as Loan Trustee, U.S. Bank waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Company. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Indenture, (i) any amounts to be held by Loan Trustee pursuant to paragraph (ix) of clause “third” of Section 3.03 and any investment earnings thereon or other Permitted Investments in which such amounts are invested will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and Loan Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of Company, payable to or to the order of Company or specially indorsed to Company except to the extent the foregoing have been specially endorsed by Company to the Securities Intermediary or in blank. Loan Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Securities Account in trust for the benefit of Noteholders, each Indenture Indemnitee, each Related Indenture Indemnitee and the Company Guarantee Beneficiary as set forth in this Indenture. Company acknowledges that, by reason of Loan Trustee being the “entitlement holder” in respect of the Securities Account as provided above, Loan Trustee shall have the sole right and discretion, subject

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only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of Company. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or any financial asset carried therein, the Securities Intermediary will promptly notify Loan Trustee and Company thereof.

ARTICLE IV

Events of Default; Remedies of Loan Trustee

Section 4.01 Events of Default. Each of the following events constitutes an “Event of Default” whether such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Event of Default is deemed to exist and continue so long as, but only as long as, it has not been remedied or explicitly waived:

(a) Company fails to make any payment of principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note within 15 days after such payment is due;

(b) Company fails to make payment when the same is due of any amount (other than amounts referred to in Section 4.01(a)) due hereunder, under any Equipment Note or under any other Operative Document, and such failure continues unremedied for 30 days after the receipt by Company of written notice thereof from Loan Trustee or any Noteholder;

(c) Company fails to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of Section 7.06; provided that no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after receipt by Loan Trustee of the notice of cancellation referred to in Section 7.06 or (ii) the date such insurance is not in effect as to Loan Trustee;

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(d) Company fails to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it under any Operative Document, and such failure continues unremedied for a period of 60 days after receipt by Company of written notice thereof from Loan Trustee or any Noteholder; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of one year after such notice is received by Company so long as Company is diligently proceeding to remedy such failure;

(e) any representation or warranty made by Company in any Operative Document was incorrect in any material respect at the time made, and such incorrectness continues to be material to the transactions contemplated hereby and continues unremedied for a period of 60 days after receipt by Company of written notice thereof from Loan Trustee; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Event of Default for a period of one year after such notice is received by Company so long as Company is diligently proceeding to remedy such incorrectness;

(f) Company consents to the appointment of or the taking of possession by a receiver, trustee or liquidator in respect of a substantial part of its property, admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors;

(g) Company files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Company as a debtor in any such case, or Company as a debtor seeks relief by voluntary petition, answer or consent under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or Company seeks an agreement, composition, extension or adjustment with its creditors under such laws;

(h) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of Company, a receiver, trustee or liquidator of Company or sequestering any substantial part of its property, or granting any other relief in respect of Company as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

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(i) a petition against Company as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to Company, any court of competent jurisdiction assumes jurisdiction, custody or control of Company or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of 90 days;

(j) an “Event of Default” (as defined in any Related Indenture) shall have occurred and be continuing; or

(k) so long as all Equipment Notes issued under this Indenture are held by the Subordination Agent under the Intercreditor Agreement, an “Event of Default” (as defined in the Company Guarantee) shall have occurred and be continuing.

provided that notwithstanding anything to the contrary contained in this Section 4.01, any failure of Company to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Company is continuing to comply with all of the terms of Section 7.05.

Section 4.02 Remedies.

(a) If an Event of Default has occurred and is continuing and so long as the same shall continue unremedied, then and in every such case Loan Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, Loan Trustee shall (subject to Section 5.03), do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect (provided that during any period the Airframe or any Engine is subject to the CRAF Program and is in possession of or being operated under the direction of the United States government or an agency or instrumentality of the United States, Loan Trustee shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Section 4.02 in such manner as to limit Company’s control under this Indenture (or any Permitted Lessee’s control under any Lease) of the Airframe or such Engine, unless at least 60 days’ (or such lesser period as may then be applicable under the CRAF Program of the United States government) prior written notice of default hereunder has been given by Loan Trustee by registered or certified mail to Company (and any such Permitted Lessee) with a copy addressed to the Contracting Office Representative or other appropriate person for the Air Mobility Command of the United States Air Force under any contract with Company (or such Permitted Lessee) relating to the Aircraft):

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(i) declare by written notice to Company all the Equipment Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon, and other amounts due thereunder (but without Make-Whole Amount), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived; provided that if an Event of Default referred to in Section 4.01(f), (g), (h) or (i) has occurred and is continuing, then and in every such case the unpaid principal amount of the Equipment Notes then outstanding, together with accrued but unpaid interest thereon, and all other amounts due thereunder (but without Make-Whole Amount) shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived; and, following such declaration or deemed declaration:

(ii) (A) cause Company, upon the demand by notice of Loan Trustee, at Company’s expense, to deliver promptly, and Company shall deliver promptly, all or such part of the Airframe or any Engine as Loan Trustee so demands to Loan Trustee or its order, or, if Company has failed to so deliver the Airframe or any Engine after such demand, Loan Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held at the expense of Company for the account of any such owner, lessor, lienor, secured party or, if such engine is owned by Company, may at the option of Company with the consent of Loan Trustee (which will not be unreasonably withheld) or at the option of Loan Trustee with the consent of Company (which will not be unreasonably withheld), be exchanged with Company for an Engine in accordance with the provisions of Section 7.05(b); (B) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Loan Trustee at the time has possession thereof, as Loan Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Loan Trustee, in its sole discretion, determines, all free and clear of any rights or claims of Company, and the proceeds of such sale or disposition shall be applied as set forth in Section 3.03;

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or (C) exercise any other remedy of a secured party under the NY UCC (whether or not in effect in the jurisdiction in which enforcement is sought); provided that, notwithstanding anything to the contrary set forth herein or in any other Operative Document, (i) as permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention are hereby excluded and made inapplicable to this Indenture and the other Operative Documents, except for those provisions of such Chapter III that cannot be derogated from; and (ii) as permitted by Article IV(3) of the Aircraft Protocol, the provisions of Chapter II of the Aircraft Protocol are hereby excluded and made inapplicable to this Indenture and the other Operative Documents, except for (x) Article XVI of the Aircraft Protocol and (y) those provisions of such Chapter II that cannot be derogated from. In furtherance of the foregoing, the parties hereto agree that the exercise of remedies hereunder and the other Operative Documents is subject to other applicable law, including without limitation, the NY UCC and the Bankruptcy Code, and that nothing herein derogates from the rights of Company or Loan Trustee under or pursuant to such other applicable law, including without limitation, the NY UCC or the Bankruptcy Code.

Upon every such taking of possession of Collateral under this Section 4.02, Loan Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, insurance, repairs, alterations, additions and improvements to and of the Collateral as it deems necessary to cause the Collateral to be in such condition as required by the provisions of this Indenture. In each such case, Loan Trustee may maintain, use, operate, store, insure, lease, control, manage or dispose of the Collateral and may exercise all rights and powers of Company relating to the Collateral as Loan Trustee reasonably deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management or disposition of the Collateral or any part thereof as Loan Trustee may reasonably determine; and Loan Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof without prejudice, however, to the rights of Loan Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with Loan Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments that Loan Trustee is required or elects to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which Loan Trustee is required or expressly authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of Loan Trustee, and shall otherwise be applied in accordance with Article III. If an Event of Default has occurred and is continuing and the

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Equipment Notes either have been accelerated pursuant to this Section 4.02 or have become due at maturity and Loan Trustee is entitled to exercise rights hereunder, at the request of Loan Trustee, Company shall promptly execute and deliver to Loan Trustee such instruments of title and other documents as Loan Trustee reasonably deems necessary or advisable to enable Loan Trustee or an agent or representative designated by Loan Trustee, at such time or times and place or places as Loan Trustee specifies, to obtain possession of all or any part of the Collateral to which Loan Trustee at the time is entitled hereunder. If Company for any reason fails to execute and deliver such instruments and documents after such request by Loan Trustee, Loan Trustee may seek a judgment conferring on Loan Trustee the right to immediate possession and requiring Company to execute and deliver such instruments and documents to Loan Trustee, to the entry of which judgment Company hereby specifically consents to the fullest extent it may lawfully do so. All actual and reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

(b) Loan Trustee shall give Company at least 30 days’ prior written notice of any public sale or of the date on or after which any private sale will be held, which notice Company hereby agrees to the extent permitted by applicable law is reasonable notice. Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Operative Documents and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III if such purchase price were paid in cash and the foregoing provision of this Section 4.02(b) were not given effect). Loan Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as a representative of Noteholders may exercise such right without notice to Noteholders as party to any suit or proceeding relating to the foreclosure of any Collateral. Company may also bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02.

(c) To the extent permitted by applicable law, while an Event of Default has occurred and is continuing, Company irrevocably appoints Loan Trustee the true and lawful attorney-in-fact of Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, Company hereby ratifying and confirming all that such attorney or any substitute does by virtue hereof in accordance with applicable law; provided that if so requested by Loan Trustee or any purchaser, Company shall ratify and confirm any such sale, assignment or transfer of delivery, by executing and delivering to Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may reasonably be designated in any such request.

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(d) At any time after Loan Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable, or all Equipment Notes shall have become due and payable as provided in the proviso to Section 4.02(a)(i), and, in either case, prior to the sale of any part of the Collateral pursuant to this Article IV, a Majority in Interest of Noteholders, by written notice to Company and Loan Trustee, may rescind and annul such declaration, whether made by Loan Trustee on its own accord or as directed or deemed declaration, and its consequences if: (i) there has been paid to or deposited with Loan Trustee an amount sufficient to pay all overdue installments of principal amount of, and interest on, the Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been either cured or waived; provided that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

(e) Notwithstanding anything contained herein, (i) so long as Pass Through Trustee under any Pass Through Trust Agreement or Subordination Agent on its behalf is a Noteholder, Loan Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a “grantor trust” for U.S. federal income tax purposes, and (ii) Loan Trustee will not take any action that would violate Section 4.01(a)(ii) or 4.01(a)(iii) of the Intercreditor Agreement.

Section 4.03 Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to Loan Trustee herein or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of Company or to be an acquiescence therein.

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Section 4.04 Discontinuance of Proceedings. In case Loan Trustee has instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings have been discontinued or abandoned for any reason or have been determined adversely to Loan Trustee, then and in every such case Company and Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Loan Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.05 Waiver of Past Defaults. Subject to Section 5.03, upon written instruction from a Majority in Interest of Noteholders, Loan Trustee shall waive any past default hereunder and its consequences, and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the other Operative Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided that in the absence of written instructions from each of the affected Noteholders, Loan Trustee shall not waive any default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Equipment Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each such affected Noteholder.

Section 4.06 Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder of any Series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture or the Equipment Notes or otherwise, or for the appointment of a receiver or for the enforcement of any other remedy under this Indenture or the Equipment Notes or otherwise, unless:

(1) such Noteholder previously shall have given written notice to Loan Trustee of a continuing Event of Default;

(2) a Majority in Interest of Noteholders shall have requested Loan Trustee in writing to institute such action, suit or proceeding and shall have offered to Loan Trustee indemnity as provided in Section 5.03;

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(3) Loan Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4) no direction inconsistent with such written request shall have been given to Loan Trustee during such 60-day period by a Majority in Interest of Noteholders.

Except to the extent provided in the Intercreditor Agreement or herein, it is understood and intended that no one or more of Noteholders of any Series shall have any right in any manner whatsoever hereunder or under the Equipment Notes of such Series to (i) surrender, impair, waive, affect, disturb or prejudice any Collateral, or the Lien of this Indenture on any Collateral, or the rights of Noteholders of such Series, (ii) obtain or seek to obtain priority over or preference with respect to any other such Noteholder of such Series or (iii) enforce any right under this Indenture or the Equipment Notes of such Series, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all Noteholders of such Series subject to the provisions of this Indenture.

Section 4.07 Appointment of a Receiver. To the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, and the Equipment Notes either shall have been accelerated pursuant to Section 4.02 or have become due at maturity, Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Loan Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and, to the extent permitted by applicable law, Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of Loan Trustee with respect to the Collateral.

ARTICLE V

Duties of Loan Trustee

Section 5.01 Notice of Event of Default. If Loan Trustee has actual knowledge of an Event of Default or of a default arising from a failure by Company to pay when due any payment of principal amount, interest on, or Make-Whole Amount, if any, due and payable under any Equipment Note, Loan Trustee shall promptly give notice thereof to

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Company, each Liquidity Provider and each Noteholder. Subject to the terms of Sections 4.02, 4.05, 5.02 and 5.03, Loan Trustee shall take such action, or refrain from taking such action, with respect to such default or Event of Default (including with respect to the exercise of any rights or remedies hereunder) as Loan Trustee is instructed in writing by a Majority in Interest of Noteholders. Subject to the provisions of Section 5.03, if Loan Trustee does not receive instructions as above provided within 20 Business Days after giving notice of such default or Event of Default to Noteholders, Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action with respect to such default or Event of Default as it reasonably determines to be advisable in the best interests of Noteholders, but shall be under no duty to take or refrain from taking any action. In acting pursuant to the immediately preceding sentence, Loan Trustee shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs. Loan Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

For all purposes of this Indenture, in the absence of actual knowledge, Loan Trustee shall not be deemed to have knowledge of a default or an Event of Default unless notified in writing by Company or one or more Noteholders; and “actual knowledge” (as used in the foregoing clause) of Loan Trustee shall mean actual knowledge of a Trust Officer of Loan Trustee; provided that Loan Trustee is deemed to have actual knowledge of (i) the failure of Company to pay any principal amount of, or interest on, the Equipment Notes directly to Loan Trustee when the same shall become due or (ii) the failure of Company to maintain insurance as required under Section 7.06 if Loan Trustee receives written notice thereof from an insurer or insurance broker.

Section 5.02 Action upon Instructions; Certain Rights and Limitations. Subject to the terms of Article IV and this Article V, upon the written instructions at any time of a Majority in Interest of Noteholders, Loan Trustee shall promptly (i) give such notice, direction, consent, waiver or approval or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral or (ii) take such other action permitted hereunder, in each case, as is specified in such instructions.

Loan Trustee will cooperate with Company in connection with the recording, filing, re-recording and refiling of this Indenture and any supplements to it and any financing statements or other documents as is necessary to maintain the perfection hereof or otherwise protect the security interests created hereby. Loan Trustee shall furnish to Company upon request such information and copies of such documents as Loan Trustee may have and as are necessary for Company to perform its duties under Article II.

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Section 5.03 Indemnification. Loan Trustee shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV unless it shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be actually incurred by it in connection therewith. Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on Loan Trustee to take any action, if Loan Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to applicable law.

Section 5.04 No Duties Except as Specified in Indenture or Instructions. Loan Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, except as expressly provided by the terms of this Indenture or the Participation Agreement or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or 5.02; and no implied duties or obligations shall be read into this Indenture against Loan Trustee.

Section 5.05 No Action Except under Indenture or Instructions. Loan Trustee will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, Loan Trustee pursuant to this Indenture and in accordance with the express terms hereof.

Section 5.06 Investment of Amounts Held by Loan Trustee. Any monies (including for the purpose of this Section 5.06 any amounts held by Loan Trustee pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Document providing for amounts to be held by Loan Trustee which are not distributed pursuant to the other provisions of Article III, or any cash received by Loan Trustee pursuant to Section 7.05(c) or 7.06(d) or otherwise, or Permitted Investments purchased by the use of such cash pursuant to this Section 5.06 or any cash constituting the proceeds of the maturity, sale or other disposition of any Permitted Investments) held by Loan Trustee hereunder as part of the Collateral, until paid out by Loan Trustee as herein provided, (i) subject to clause (ii) below and Section 3.07, may be carried by Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and Loan Trustee shall not have any liability for

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interest upon any such monies except as otherwise agreed in writing with Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and, as provided in Section 3.07, such Permitted Investments shall be held by Loan Trustee in trust as part of the Collateral until so sold; provided that Company shall upon demand pay to Loan Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default or Payment Default shall have occurred and be continuing, Company shall be entitled to receive from Loan Trustee, and Loan Trustee shall promptly pay to Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. All Permitted Investments held by Loan Trustee pursuant to this Section 5.06 shall be held pursuant to Section 3.07. If an Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Collateral and shall be applied by Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. Subject to Section 3.03, at such time as there shall not be continuing any such Event of Default or Payment Default, such income, profit, interest, dividend or gain shall be paid to Company. In addition, subject to Section 3.03, if any moneys or investments are held by Loan Trustee solely because an Event of Default or Payment Default has occurred and is continuing, at such time as there shall not be continuing any such Event of Default or Payment Default, such moneys and investments shall be paid to Company. Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06 other than by reason of its willful misconduct or negligence.

ARTICLE VI

Loan Trustee

Section 6.01 Acceptance of Trusts and Duties. U.S. Bank accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Indenture and agrees to receive, handle and disburse all monies received by it as Loan Trustee constituting part of the Collateral in accordance with such terms. U.S. Bank shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in the fourth sentence of Section 2.03 and the last sentence of Section 5.06, (c) for liabilities that may result from the inaccuracy of any representation or warranty of U.S. Bank in the Participation Agreement or expressly made hereunder and (d) as otherwise expressly provided in the Operative Documents.

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For the avoidance of doubt, Loan Trustee shall also be accountable in its capacity as Securities Intermediary with respect to the Security Account, as set forth in Section 3.07.

Section 6.02 Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01, 5.02 or 6.06, and except as provided in, and without limiting the generality of, Sections 5.02, 5.03 and 5.04, Loan Trustee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Company is in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of Company or (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Company’s covenants hereunder with respect to the Aircraft.

Section 6.03 No Representations or Warranties as to the Documents. Except as provided in Article V of the Participation Agreement, Loan Trustee shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of any Operative Document or any other document or instrument, or as to the correctness of any statement (other than a statement by Loan Trustee) contained herein or therein, except that Loan Trustee hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

Section 6.04 No Segregation of Monies; No Interest. Subject to Section 5.06 and except as provided in Section 3.07, all moneys received by Loan Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of applicable law, and neither Loan Trustee nor any agent of Loan Trustee shall be under any liability for interest on any moneys received by it hereunder; provided that any payments received, or applied hereunder, by Loan Trustee shall be accounted for by Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

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Section 6.05 Reliance; Agents; Advice of Counsel. Loan Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Company, as to such fact or matter, and such certificate shall constitute full protection to Loan Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, Loan Trustee may (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents (including paying agents or registrars) or attorneys, and (b) at the expense of the Collateral, consult with counsel, accountants and other skilled Persons to be selected and retained by it; provided that, prior to retaining agents (including paying agents or registrars), counsel, accountants or other skilled Persons, so long as no Event of Default exists, Loan Trustee shall obtain Company’s consent (such consent not to be unreasonably withheld). Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel’s, accountants’ or Person’s area of competence (so long as Loan Trustee shall have exercised reasonable care and judgment in selecting such Persons).

Section 6.06 Instructions from Noteholders. In the administration of the trusts created hereunder, Loan Trustee shall have the right to seek instructions from a Majority in Interest of Noteholders should any provision of this Indenture appear to conflict with any other provision herein or any other Operative Document or Pass Through Document or should Loan Trustee’s duties or obligations hereunder be unclear, and Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.06.

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ARTICLE VII

Operating Covenants of Company

Section 7.01 Liens. Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, its title thereto or any of its interest therein, except:

(a) the respective rights of Loan Trustee and Company as provided in the Operative Documents, the Lien of this Indenture, the rights of any Permitted Lessee under a Lease permitted hereunder and the rights of any Person existing pursuant to the Operative Documents or the Pass Through Documents;

(b) the rights of others under agreements or arrangements to the extent expressly permitted by this Indenture;

(c) Loan Trustee Liens, Noteholder Liens and Other Party Liens;

(d) Liens for Taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or Loan Trustee’s interest therein or impair the Lien of this Indenture;

(e) materialmen’s, mechanics’, workers’, repairmen’s, hangerkeeper’s, landlords’, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or Loan Trustee’s interest therein or materially impair the Lien of this Indenture;

(f) Liens arising out of any judgment or award, so long as such judgment or award is, within 60 days after the entry thereof, discharged, vacated or reversed, or execution thereof stayed pending appeal or other judicial review or is discharged, vacated or reversed within 60 days after the expiration of such stay;

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(g) any other Lien with respect to which Company or any Permitted Lessee provides a bond, cash collateral or other security adequate in the reasonable opinion of Loan Trustee;

(h) salvage or similar rights of insurers under insurance policies maintained by Company or any Permitted Lessee; and

(i) Liens approved in writing by Loan Trustee with the consent of a Majority in Interest of Noteholders.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens”. Company shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to the Aircraft, its title thereto or any of its interest therein.

Section 7.02 Possession, Operation and Use, Maintenance and Registration.

(a) Possession. Without the prior written consent of Loan Trustee, Company shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that Company (or, except with respect to clauses (viii) and (ix) below, any Permitted Lessee) may without the prior written consent of Loan Trustee:

(i) subject the Airframe to interchange agreements or subject any Engine to interchange, pooling, borrowing or other similar agreements or arrangements, in each case entered into by Company (or any Permitted Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (B) if Company’s title to any such Engine is divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and Company shall (or shall cause any Permitted Lessee to) comply with Section 7.05(b) in respect thereof;

(ii) deliver possession of the Airframe or any Engine to (x) any Person for testing, service, repair, restoration, storage, maintenance or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms hereof or (y) to any Person for purposes of transport to a Person referred to in the preceding clause (x);

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(iii) transfer or permit the transfer of possession of the Airframe or any Engine to any Government pursuant to a lease, contract or other instrument;

(iv) subject the Airframe or any Engine to the CRAF Program or transfer possession of the Airframe or any Engine to the United States government in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer of possession pursuant to the CRAF Program); provided that Company (or any Permitted Lessee) (A) shall promptly notify Loan Trustee upon transferring possession of the Airframe or any Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, shall notify Loan Trustee of the name and address of the responsible Contracting Office Representative for the Air Mobility Command of the United States Air Force or other appropriate Person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

(v) install an Engine on an airframe owned by Company (or any Permitted Lessee) free and clear of all Liens, except (A) Permitted Liens and Liens that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of third parties under interchange, pooling, borrowing or other similar agreements or arrangements that would be permitted under clause (i) above;

(vi) install an Engine on an airframe leased to Company (or any Permitted Lessee) or purchased or owned by Company (or any Permitted Lessee) subject to a lease, conditional sale or other security agreement; provided that: (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their successors and assigns, and (2) Liens of the type permitted by clause (v) of this Section 7.02(a); and (B) either: (1) Company has obtained from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be a copy of the lease, conditional sale or other security agreement covering such airframe), in form satisfactory to Loan Trustee (an agreement from such lessor, conditional vendor or secured party substantially in the form of the penultimate paragraph of this Section 7.02(a) being deemed to be

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satisfactory to Loan Trustee), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Indenture, or (2) such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to the Lien of this Indenture, notwithstanding its installation on such airframe;

(vii) install an Engine on an airframe owned by Company (or any Permitted Lessee), leased to Company (or any Permitted Lessee) or purchased by Company (or any Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this Section 7.02(a) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine, and Company shall comply with Section 7.05(b) in respect thereof, if such installation adversely affects Loan Trustee’s security interest in such Engine, Loan Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Company with Section 7.05(b);

(viii) lease any Engine, the Airframe or the Airframe and Engines to any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. Sections 41101-41112) or successor provision that gives like authority; provided that no Event of Default exists at the time such lease is entered into; and

(ix) lease any Engine, the Airframe or the Airframe and Engines to (A) any foreign air carrier that is at the inception of the lease based in and a domiciliary of a country listed in Exhibit B hereto, (B) the manufacturer of the Airframe or any Engine (either directly or through an affiliate) and (C) any foreign air carrier consented to in writing by Loan Trustee with the consent of a Majority in Interest of Noteholders; provided that (w) no Event of Default exists at the time such lease is entered into, (x) in the case of a lease to any foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains normal diplomatic relations with the country in which such foreign air carrier is based at the time such lease is entered into and in the case of a lease to a foreign air carrier principally based in Taiwan, the United States maintains diplomatic relations with Taiwan at least as good as those on the Closing Date, (y) in the case of a lease to any foreign air carrier, Company furnishes Loan Trustee with a certificate from a Responsible Officer of Company

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certifying that there exist no possessory rights in favor of such lessee under the laws of such lessee’s country which would, upon bankruptcy or insolvency of or other default by Company, and assuming at such time such lessee is not insolvent or bankrupt, prevent the taking of possession of any such Engine or the Airframe and any such Engine by Loan Trustee in accordance with and when permitted by the terms of Section 4.02 upon the exercise by Loan Trustee of its remedies under Section 4.02, and (z) in the case of any lease to a foreign air carrier, such carrier is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

provided that the rights of any lessee or other transferee who receives possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by this Section 7.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any permitted lease shall be made expressly subject and subordinate to, all the terms of this Indenture, including Loan Trustee’s rights to repossess pursuant to Section 4.02 and to avoid such lease upon such repossession, and Company shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Indenture to the same extent as if such lease or transfer had not occurred, any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe or such Engine, and no lease or transfer of possession otherwise in compliance with this Section shall (x) result in any registration or re-registration of the Aircraft except to the extent permitted in Section 7.02(e) or the maintenance, operation or use thereof that does not comply with Sections 7.02(b) and (c) or (y) permit any action not permitted to be taken by Company with respect to the Aircraft hereunder. Company shall promptly notify Loan Trustee and the Rating Agencies of the existence of any such lease with a term in excess of one year.

Loan Trustee, the Company Guarantee Beneficiary by its entry into the Company Guarantee, each Noteholder by acceptance of an Equipment Note, and each Related Noteholder by acceptance of a Related Equipment Note agrees, for the benefit of Company (and any Permitted Lessee) and for the benefit of the lessor, conditional vendor or secured party of any airframe or engine leased to Company (or any Permitted Lessee) or leased to or purchased or owned by Company (or any Permitted Lessee) subject to a conditional sale or other security agreement, that Loan Trustee, the Company Guarantee Beneficiary, Noteholders and Related Noteholders will not acquire or claim, as against Company (or any Permitted Lessee) or such lessor, conditional vendor or secured party, any right, title or interest in: (A) any engine or engines owned by Company (or any Permitted Lessee) or by the lessor under such lease or subject to a security interest in favor of the conditional vendor or secured party under any conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement, or (B) any airframe owned by Company (or any Permitted Lessee) or by the lessor under such lease or subject to a security interest in favor of the conditional vendor or secured party under any conditional sale or other security agreement as the result of any Engine being installed on such airframe at any time while such airframe is subject to such lease or conditional sale or other security agreement.

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Loan Trustee acknowledges that any “wet lease” or other similar arrangement under which Company (or any Permitted Lessee) maintains operational control of the Aircraft does not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7.02(a).

(b) Operation and Use. Company agrees that the Aircraft will not be used or operated in violation of any law, rule or regulation of any government of any country having jurisdiction over the Aircraft or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Company or a Permitted Lessee, as the case may be, upon discovery thereof or (ii) to the extent Company (or, if a Lease is then in effect, any Permitted Lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the Lien of this Indenture; provided that Company shall not be in default under, or required to take any action set forth in, this sentence if it is not possible for it (or any Permitted Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). Company shall also have the right to operate the Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from the Aircraft, but only to the extent permitted by Exemption No. 5318 of the regulations of the FAA or other similar exemption. Company will not operate the Aircraft, or permit the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 7.06 or (ii) in any war zone or recognized or, in Company’s judgment, threatened areas of hostilities unless covered by war risk insurance in accordance with Section 7.06, unless in the case of either clause (i) or (ii), (x) government indemnification complying with Sections 7.06(a) and (b) has been provided or (y) the Aircraft is only temporarily located in such area as a result of an isolated occurrence or isolated series of occurrences attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar circumstances or any other circumstances beyond the reasonable control of Company (or any Permitted Lessee) and Company (or any Permitted Lessee) is using its good faith efforts to remove the Aircraft from such area as promptly as practicable.

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(c) Maintenance. Company shall maintain, service, repair and overhaul the Aircraft (or cause the same to be done) in accordance with a maintenance program for aircraft of same manufacturer and model as the Aircraft approved by the FAA or, if the Aircraft is not registered in the United States, (1) the EASA, (2) the civil aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Switzerland or the United Kingdom, or (3) the central aviation authority of any country with aircraft maintenance standards that are substantially similar to those of the United States or any of the foregoing authorities or countries, (i) so as to keep the Aircraft in the condition and repair required to be maintained by the terms hereof and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than (v) during temporary periods of storage, during maintenance, testing or modification permitted hereunder, (w) during periods of grounding by applicable governmental authorities, (x) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, (y) with respect to immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof and (z) to the extent Company or any Permitted Lessee is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of Loan Trustee therein or any material risk of criminal liability or material civil penalty against Loan Trustee) under the Transportation Code, during such periods in which the Aircraft is registered under the laws of the United States, or, if the Aircraft is registered under the laws of any other jurisdiction, the applicable laws of such jurisdiction and (ii) using the same standards as Company (or a Permitted Lessee, if a Lease is in effect) uses with respect to similar aircraft operated by Company (or such Permitted Lessee) in similar circumstances (it being understood that the obligations pursuant to this clause (ii) do not limit Company’s obligations under the preceding clause (i)). Company shall maintain or cause to be maintained all records, logs and other documents required to be maintained in respect of the Aircraft by appropriate authorities in the jurisdiction in which the Aircraft is registered.

(d) Identification of Loan Trustee’s Interest. If not prevented by applicable law or regulations or by any government, Company agrees to affix as promptly as practicable after the Closing Date and thereafter to maintain in the flight deck of the Aircraft, in a clearly visible location, and on each Engine, a nameplate bearing the inscription “MORTGAGED TO U.S. BANK TRUST NATIONAL ASSOCIATION, AS LOAN TRUSTEE” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Loan Trustee). Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines.

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(e) Registration. Company shall cause the Aircraft to remain duly registered, under the laws of the United States, in the name of Company except as otherwise required by the Transportation Code; provided that Loan Trustee shall, at Company’s expense, execute and deliver all such documents as Company may reasonably request for the purpose of continuing such registration. Notwithstanding the preceding sentence, Company, at its own expense, may cause or allow the Aircraft to be duly registered under the laws of any foreign jurisdiction in which a Permitted Lessee could be principally based, in the name of Company or of any nominee of Company, or, if required by applicable law, in the name of any other Person (and, following any such foreign registration, may cause the Aircraft to be re-registered under the laws of the United States); provided that in the case of jurisdictions other than those approved by Loan Trustee with the consent of a Majority in Interest of Noteholders (i) if such jurisdiction is at the time of registration listed on Exhibit B, Loan Trustee shall have received at the time of such registration an opinion of counsel to Company to the effect that (A) this Indenture and Loan Trustee’s right to repossession hereunder is valid and enforceable under the laws of such country, (B) after giving effect to such change in registration, the Lien of this Indenture shall continue as a valid Lien and shall be duly perfected in the new jurisdiction of registration and that all filing, recording or other action necessary to perfect and protect the Lien of this Indenture has been accomplished (or if such opinion cannot be given at such time, (x) the opinion shall detail what filing, recording or other action is necessary and (y) Loan Trustee shall have received a certificate from a Responsible Officer of Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be promptly delivered to Loan Trustee subsequent to the effective date of such change in registration), (C) the obligations of Company under this Indenture shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law), (D) all approvals or consents of any government in such jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect and (E) (unless Company shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of requisition by such government of such use or title, and (ii) if such jurisdiction is at the time of registration not listed on Exhibit B, Loan Trustee shall have received (in addition to the opinions set forth in clause (i) above) at the time of such registration an opinion of counsel to Company to the effect that (A) the terms of this Indenture are legal, valid, binding and enforceable in such jurisdiction (subject to exceptions customary in such jurisdiction; provided that, subject to exceptions relating to bankruptcy, insolvency, reorganization, moratorium or similar

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laws affecting the rights of creditors generally and exceptions relating to general principles of equity, such counsel shall opine that any applicable laws limiting the remedies provided in Section 4.02 do not in the opinion of such counsel make the remedies provided in Section 4.02 inadequate for the practical realization of the rights and benefits provided thereby), (B) it is not necessary for Loan Trustee to register or qualify to do business in such jurisdiction and (C) there is no tort liability of the lender of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability that might have been imposed on such lender under the laws of the United States or any state thereof (it being understood that such opinion shall be waived if insurance reasonably satisfactory to Loan Trustee is provided, at Company’s expense, to cover such risk). Loan Trustee will cooperate with Company in effecting such foreign registration. Notwithstanding the foregoing, prior to any such change in the country of registry of the Aircraft, the following conditions shall be met (or waived as provided in Section 6.01(b) of the Participation Agreement):

(i) no Event of Default shall have occurred and be continuing at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition if the change in registration results in the registration of the Aircraft under the laws of the United States or if a Majority in Interest of Noteholders consents to such change in registration;

(ii) Loan Trustee shall have received evidence of compliance with the insurance provisions contained herein after giving effect to such change in registration;

(iii) other than in the case of a change in registration to Taiwan, the proposed change in registration is made to a country with which the United States then maintains normal diplomatic relations, and in the case of a change in registration to Taiwan, the United States maintains diplomatic relations with Taiwan at least as good as those on the Closing Date; and

(iv) Company shall have paid or made provision reasonably satisfactory to Loan Trustee for the payment of all reasonable expenses (including reasonable attorneys’ fees) of Loan Trustee and Noteholders in connection with such change in registration.

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Company shall (i) from time to time, take such actions as may be required to be taken by Company so that any International Interest arising in relation to this Indenture, the Aircraft, any Replacement Aircraft, any Engine or Replacement Engine may be duly registered (and any such registration may be assigned, amended, extended or discharged) at the International Registry, and (ii) obtain from the International Registry all approvals as may be required duly and timely to perform Company’s obligations under this Indenture with respect to the registration of any such International Interest. Loan Trustee shall take all actions necessary with respect to the International Registry to consent to Company’s initiation of any registrations required under this Indenture to enable Company to complete such registrations, including, without limitation, appointing Crowe and Dunlevy, P.C. (or another qualified FAA counsel), as its “professional user entity” (as defined in the Cape Town Treaty) to consent to any registrations on the International Registry with respect to the Airframe or any Engine.

Section 7.03 Inspection; Financial Information.

(a) Inspection. At all reasonable times, but upon at least 15 Business Days’ prior written notice to Company, Loan Trustee or its authorized representatives may, subject to the other conditions of this Section 7.03(a), inspect the Aircraft and may inspect the books and records of Company relating to the maintenance of the Aircraft required to be maintained by the FAA or the government of another jurisdiction in which the Aircraft is then registered; provided that (i) Loan Trustee or its representatives, as the case may be, shall be fully insured at no cost to Company or any Permitted Lessee in a manner satisfactory to Company and such Permitted Lessee with respect to any risks incurred in connection with any such inspection or shall provide to Company and such Permitted Lessee a written release satisfactory to Company and such Permitted Lessee with respect to such risks, (ii) any such inspection shall be during Company’s or Permitted Lessee’s, as the case may be, normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (iii) any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without Company’s express consent, which consent Company may in its sole discretion withhold, and (iv) no exercise of such inspection right shall interfere with the use, operation or maintenance of the Aircraft by, or the business of, Company or any Permitted Lessee and Company and any Permitted Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of the Aircraft and of such books and records shall be Confidential Information and shall be treated by Loan Trustee and its representatives in accordance with the provisions of Section 10.16. Any inspection pursuant to this Section 7.03(a) shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of Loan Trustee (or its representatives) making such inspection. Except during the continuance of an Event of Default, all inspections by Loan Trustee and its representatives provided for under this Section 7.03(a) shall be limited to one inspection of any kind contemplated by this Section 7.03(a) during any consecutive twelve month period.

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(b) Financial Information. So long as any of the Secured Obligations remain unpaid, Company agrees to furnish to Loan Trustee: (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of Company, either (x) a consolidated balance sheet of Company and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period or (y) a report of Company on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission and (ii) within 120 days after the close of each fiscal year of Company, either (x) a consolidated balance sheet of Company and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (y) a report of Company on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission. The items required to be furnished pursuant to clause (i) and clause (ii) above shall be deemed to have been furnished on the date on which such item is posted on the Securities and Exchange Commission’s website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clause (i) and clause (ii); provided that Company will deliver a paper copy of any item referred to in clause (i) and clause (ii) above if Loan Trustee so requests.

Section 7.04 Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Airframe and Engines.

(a) Replacement of Parts. Company shall (or shall cause a Permitted Lessee to) promptly replace or cause to be replaced all Parts incorporated or installed in or attached to the Airframe or any Engine and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason, except as otherwise provided in Section 7.04(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Company (or any Permitted Lessee) may remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Company (or any Permitted Lessee), except as otherwise provided in Section 7.04(c), will replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition. Except as otherwise provided in Section 7.04(c), any Part removed from the Airframe or any Engine shall remain subject to the Lien of this Indenture no matter where located until it is replaced by a part incorporated or installed in or attached to the Airframe or such Engine that meets the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided (except in the case of replacement property temporarily installed on an emergency basis), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of Loan Trustee and of the Lien of this Indenture and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to the Lien of this Indenture and be deemed a Part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Upon request of Company from time to time, Loan Trustee shall execute and deliver to Company instruments reasonably requested by Company confirming the release of any such replaced Part from the Lien of this Indenture.

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(b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 7.04(a) may be subjected by Company or a Person permitted to be in possession of the Airframe or such Engine to a pooling arrangement entered into in the ordinary course of Company’s or such Person’s business; provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 7.04(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party subject to such a pooling arrangement; provided that Company, at its expense, as promptly thereafter as practicable either (i) causes title to such replacement Part to vest in Company free and clear of all Liens (except Permitted Liens), or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part in the manner contemplated by Section 7.04(a). Notwithstanding the foregoing, from time to time, Company or any Permitted Lessee may temporarily install on the Airframe for a period of up to 180 days, in lieu of an auxiliary power unit or landing gear that has been removed and delivered to an organization for maintenance, service, repair, overhaul or testing (which removed auxiliary power unit or landing gear, as the case may be, shall remain subject to the Lien of this Indenture no matter where located), an auxiliary power unit or landing gear, as the case may be, supplied to Company or such Permitted Lessee by such organization, which need not satisfy the requirements for a replacement Part specified above, and neither the Loan Trustee nor the Noteholders will acquire or claim, as against such supplying organization, any right, title or interest in such supplied auxiliary power unit or landing gear, as the case may be, as the result of their installation on the Airframe.

(c) Alterations, Modifications and Additions. Company will, or will cause a Permitted Lessee to, make (or cause to be made) such alterations and modifications in and additions to the Airframe and the Engines as are required from time to time to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft is then registered; except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Company (or, if a Lease is then in effect, any Permitted Lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is

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being contested in good faith by Company (or, if a Lease is then in effect, any Permitted Lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect Loan Trustee’s interest in the Aircraft. In addition, Company (or any Permitted Lessee), at its own expense, may from time to time add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Company (or any Permitted Lessee) deems desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of Parts; provided that no such alteration, modification or addition shall materially diminish the value or utility of the Airframe or such Engine below its value or utility immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine was then in the condition required to be maintained by the terms of this Indenture, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such Parts that are removed that Company (or such Permitted Lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine. For the avoidance of doubt, Company may make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien of this Indenture. Notwithstanding the foregoing, Company (or any Permitted Lessee) may, at any time, remove any Part from the Airframe or any Engine if such Part: (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof to Company or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the first sentence of this Section 7.04(c) and (iii) can be removed from the Airframe or such Engine without materially diminishing the value or utility required to be maintained by the terms of this Indenture that the Airframe or such Engine would have had had such Part never been installed on the Airframe or such Engine. Upon the removal by Company (or any Permitted Lessee) of any Part as permitted by this Section 7.04(c), such removed Part shall, without further act, be free and clear of all rights and interests of Loan Trustee and the Lien of this Indenture and shall no longer be deemed a Part hereunder. Upon request of Company from time to time, Loan Trustee shall execute and deliver to Company instruments reasonably requested by Company confirming the release of any such removed Part from the Lien of this Indenture. Loan Trustee acknowledges that it has no interest in the Excluded Equipment. Notwithstanding the provisions of this Section 7.04(c) or any other term or condition of this Indenture, Company (or any Permitted Lessee) may from time to time install on, and remove from, the Aircraft equipment that is owned by, leased to or conditionally sold to Company (or any Permitted Lessee) (and title to such equipment shall remain vested in Company, such Permitted Lessee, or the lessor or the conditional vendor thereof) if (1) such equipment is Excluded Equipment and (2) the location affected by any such removal, if damaged, is repaired prior to return, in a workmanlike manner, to a condition suitable for commercial passenger service; provided that all costs of installation, removal and replacement shall be the responsibility of Company.

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(d) Substitution of Engines. Company shall have the right at its option at any time and from time to time, on at least 30 days’ prior written notice to Loan Trustee, to substitute a Replacement Engine for any Engine. In such event, and prior to the date of such substitution, Company shall replace such Engine by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.

(e) Substitution of Airframe. Company shall have the right at its option at any time and from time to time, on at least 10 Business Days’ prior written notice to Loan Trustee, to substitute a Substitute Airframe, free and clear of all Liens (other than Permitted Liens), for the Airframe so long as (i) no Event of Default shall have occurred and be continuing at the time of substitution, (ii) the Substitute Airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the Lien of this Indenture on the Closing Date (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the Manufacturer) and (iii) the Substitute Airframe has a MCMV (as defined below) at least equal to the MCMV of the Airframe being replaced by the Substitute Airframe (assuming that the Airframe had been maintained in accordance with this Indenture), in each case as determined by a desktop appraisal dated as of a date within the 60-day period prior to the substitution performed by an Appraiser selected by Company. “MCMV” is the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Airframe and the Airframe being replaced by the Substitute Airframe, as applicable, such maintenance status to be based upon maintenance data provided by Company to the applicable Appraiser with respect to the Substitute Airframe and such Airframe as of the same date within the 60-day period prior to the substitution for both the Substitute Airframe and such Airframe.

Prior to or at the time of any substitution under this Section 7.04(e), Company will (A) cause an Indenture Supplement covering such Substitute Airframe to be delivered to Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may then be registered, (B) cause the sale of such Substitute Airframe to Company (if occurring after February 28, 2006 and if the seller of such Substitute Airframe is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of Loan Trustee with respect to

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such Substitute Airframe to be registered on the International Registry as a sale or an International Interest, respectively; provided that if the seller of such Substitute Airframe is not situated in a country that has ratified the Cape Town Convention, Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (C) cause a financing statement or statements with respect to such Substitute Airframe or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect Loan Trustee’s interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (D) furnish Loan Trustee with an opinion of counsel to Company (which may be internal counsel of Company) addressed to Loan Trustee to the effect that upon such substitution, such Substitute Airframe will be subject to the Lien of this Indenture and addressing the matters set forth in clauses (A), (B) and (C), (E) furnish Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Substitute Airframe, (F) furnish Loan Trustee with a copy of the original bill of sale in respect of such Substitute Airframe and (G) furnish Loan Trustee with an opinion of counsel to Company (which may be internal counsel of Company) in form reasonably satisfactory to Loan Trustee to the effect that Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Substitute Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to Company delivered pursuant to Section 3.01 of the Participation Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances.

In the case of the Substitute Airframe subjected to the Lien of this Indenture under this Section 7.04(e), promptly upon the recordation of the Indenture Supplement covering such Substitute Airframe pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Substitute Airframe is registered), Company will cause to be delivered to Loan Trustee a favorable opinion of aviation law counsel to Company (which may be internal counsel of Company) addressed to Loan Trustee as to the due registration of the aircraft to which the Substitute Airframe is part and the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Substitute Airframe to Company (if occurring after February 28, 2006 and if the seller of such Substitute Airframe is “situated in” a country that has ratified the Cape Town Convention) and of the International Interests created pursuant to the Indenture Supplement with respect to such Substitute Airframe and the validity and perfection of the security interest in the Substitute Airframe granted to Loan Trustee under this Indenture.

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For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Substitute Airframe shall become part of the Collateral and shall be deemed an “Airframe” as defined herein. Upon compliance with clauses (A) through (G) of the second preceding paragraph, Loan Trustee shall execute and deliver to Company an appropriate instrument releasing the replaced Airframe, all proceeds (including, without limitation, insurance proceeds, if any), the Warranty Rights in respect of such replaced Airframe and all rights relating to the foregoing, from the Lien of this Indenture, and will take such actions as may be required to be taken by Loan Trustee to cancel or release any International Interest of Loan Trustee registered with the International Registry in relation to such replaced Airframe.

Section 7.05 Loss, Destruction or Requisition.

(a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines then installed thereon, Company shall as soon as practicable (and, in any event, within 30 days after an Event of Loss has occurred) notify Loan Trustee of such Event of Loss, and, within 90 days after such Event of Loss, Company shall give Loan Trustee written notice of its election to perform one of the following options (it being agreed that if Company has not given such notice of election within such 90-day period, Company shall be deemed to have elected to perform the option set forth in the following clause (ii)). Company may elect either to:

(i) substitute, on or before the Loss Payment Date (as defined below), as replacement for the Airframe or Airframe and Engines with respect to which an Event of Loss has occurred, a Replacement Airframe (together with a number of Replacement Engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred), such Replacement Airframe and Replacement Engines to be owned by Company free and clear of all Liens (other than Permitted Liens); provided that if Company has not performed such obligation on or prior to the Loss Payment Date, then Company shall on the Loss Payment Date redeem the Equipment Notes in full in accordance with Section 2.10; or

(ii) redeem, on or before the Loss Payment Date, the Equipment Notes in full in accordance with Section 2.10. Company shall give Loan Trustee 20 days’ prior written notice if it elects to redeem the Equipment Notes on any day prior to the Loss Payment Date.

The “Loss Payment Date” with respect to an Event of Loss means the Business Day next succeeding the 120th day following the date of occurrence of such Event of Loss.

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If Company elects to substitute a Replacement Airframe (or a Replacement Airframe and one or more Replacement Engines, as the case may be) Company shall, at its sole expense, not later than the Loss Payment Date, (A) cause an Indenture Supplement for such Replacement Airframe and Replacement Engines, if any, to be delivered to Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of such other jurisdiction in which the Aircraft is then registered, (B) cause the sale of such Replacement Airframe and Replacement Engines, if any, to Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of Loan Trustee with respect to such Replacement Airframe and Replacement Engines, if any, each to be registered on the International Registry as a sale or an International Interest, respectively; provided that if the seller of such Replacement Airframe and Replacement Engines, if any, is not situated in a country that has ratified the Cape Town Convention, Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (C) cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect Loan Trustee’s interest therein in the United States, or in any other jurisdiction in which the Aircraft is then registered, (D) furnish Loan Trustee with an opinion of counsel to Company (which may be internal counsel of Company) addressed to Loan Trustee to the effect that upon such replacement, such Replacement Airframe and Replacement Engines, if any, will be subject to the Lien of this Indenture and addressing the matters set forth in clauses (A), (B) and (C), (E) furnish Loan Trustee with a certificate of an independent aircraft engineer or appraiser, certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) the Airframe and Engines, if any, so replaced, assuming the Airframe and such Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (F) furnish Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Airframe and Replacement Engines, if any, (G) furnish Loan Trustee with a copy of the original bill of sale in respect of such Replacement Airframe and a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership in form reasonably satisfactory to Loan Trustee (which may be a copy of an invoice or purchase order) in respect of such Replacement Engines, if any, and (H) furnish Loan Trustee with an opinion of counsel to Company (which may be internal counsel of Company) in form reasonably satisfactory to Loan Trustee to the effect that Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the Section 1110 opinion of counsel to Company delivered pursuant to Section 3.01 of the Participation Agreement on the Closing Date and such other qualifications and assumptions as are at the time customary in opinions rendered in comparable circumstances.

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In the case of each Replacement Airframe or Replacement Airframe and one or more Replacement Engines subjected to the Lien of this Indenture under this Section 7.05(a), promptly upon the recordation of the Indenture Supplement covering any such Replacement Airframe and Replacement Engines, if any, pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are registered), Company will cause to be delivered to Loan Trustee a favorable opinion of FAA counsel selected by Company if at the time of the Event of Loss the Aircraft was registered under the laws of the United States (or, if at the time of the Event of Loss the Aircraft was registered under the laws of another jurisdiction, counsel qualified to opine on matters of registration in such jurisdiction selected by Company, which counsel shall be reasonably satisfactory to Loan Trustee) addressed to Loan Trustee as to the due registration of such Replacement Aircraft and the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Airframe and Replacement Engines, if any, to Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and of the International Interests created pursuant to the Indenture Supplement with respect to such Replacement Airframe and Replacement Engines, if any, and the validity and perfection of the security interest in the Replacement Aircraft granted to Loan Trustee under this Indenture.

For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Aircraft and Replacement Engines, if any, shall become part of the Collateral, the Replacement Airframe shall be deemed an “Airframe” as defined herein, and each such Replacement Engine shall be deemed an “Engine” as defined herein. Upon compliance with clauses (A) through (H) of the third paragraph of this Section 7.05(a), Loan Trustee shall execute and deliver to Company instruments reasonably requested by Company releasing such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such replaced Airframe and Engines (if any) and all rights relating to the foregoing, from the Lien of this Indenture, and assigning to Company all claims against third Persons for damage to or loss of the Airframe and Engines arising from the Event of Loss, and will take such actions as may be required to be taken by Loan Trustee to cancel or release any International Interest of Loan Trustee registered with the International Registry in relation to the replaced Airframe and replaced Engines, if any.

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If, after an Event of Loss, Company performs the option set forth in clause (ii) of the first paragraph of this Section 7.05(a), Loan Trustee shall execute and deliver to Company instruments reasonably requested by Company releasing the Aircraft, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of the Aircraft and all rights relating to the foregoing from the Lien of this Indenture, and assigning to Company all claims against third Persons for damage to or loss of the Aircraft arising from the Event of Loss, and will take such actions as may be required to be taken by Loan Trustee to cancel or release any International Interest of Loan Trustee registered with the International Registry in relation to the Airframe and Engines, if any, with respect to which such Event of Loss occurred.

(b) Event of Loss with Respect to an Engine. As soon as practicable following the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Company shall give Loan Trustee prompt written notice thereof and shall, within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Indenture, as replacement for the Engine with respect to which such Event of Loss occurred, a Replacement Engine free and clear of all Liens (other than Permitted Liens).

Prior to or at the time of any replacement under this Section 7.05(b), Company will (i) cause an Indenture Supplement covering such Replacement Engine to be delivered to Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft is then registered, (ii) furnish Loan Trustee with a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership in form reasonably satisfactory to Loan Trustee (which may be a copy of an invoice or purchase order) in respect of such Replacement Engine, which in the case of any such conveyance to which the Cape Town Convention is applicable shall be in such form as will qualify as “contract of sale” pursuant to Article V of the Aircraft Protocol, and all documents required under the Operative Documents to establish, continue, confirm, register and/or perfect the interests of Loan Trustee in such Replacement Engine, (iii) cause the sale of such Replacement Engine to Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of Loan Trustee with respect to such Replacement Engine, each to be registered on the International Registry as a sale or an International Interest,

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respectively; provided that if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Convention, Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (iv) cause a financing statement or statements with respect to such Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect Loan Trustee’s interest therein in the United States, or in such other jurisdiction in which the Engine is then registered, (v) furnish Loan Trustee with an opinion of counsel to Company (which may be internal counsel of Company) addressed to Loan Trustee to the effect that, upon such replacement, the Replacement Engine will be subject to the Lien of this Indenture, (vi) furnish Loan Trustee with a certificate of an aircraft engineer (who may be an employee of Company) or appraiser certifying that such Replacement Engine has a value and utility at least equal to (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (vii) furnish Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Engine. In the case of each Replacement Engine subjected to the Lien of this Indenture under this Section 7.05(b), promptly upon the recordation of the Indenture Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which the Aircraft is registered), Company will cause to be delivered to Loan Trustee an opinion of FAA counsel selected by Company if at the time of the Event of Loss the Aircraft was registered under the laws of the United States (or, if at the time of the Event of Loss the Aircraft was registered under the laws of another jurisdiction, counsel qualified to opine on matters of registration in such jurisdiction selected by Company, which counsel shall be reasonably satisfactory to Loan Trustee) addressed to Loan Trustee as to the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Engine to Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and of the International Interest created pursuant to the Indenture Supplement with respect to such Replacement Engine and the validity and perfection of the security interest in the Replacement Engine granted to Loan Trustee under this Indenture. For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Engine shall become part of the Collateral and shall be deemed an “Engine” as defined herein. Upon compliance with clauses (i) through (vii) of the first sentence of this paragraph, Loan Trustee shall execute and deliver to Company instruments reasonably requested by Company releasing such replaced Engine, any proceeds (including, without limitation, insurance proceeds) and all rights relating to any of the foregoing from the Lien of this Indenture and assigning to Company all claims against third Persons for damage to or loss of such Engine arising from the Event of Loss, and will take such actions as may be required to be taken by Loan Trustee to cancel or release any International Interest of Loan Trustee registered with the International Registry in relation to the Engines with respect to which such Event of Loss occurred.

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(c) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments other than insurance proceeds (the application of which is provided for in Section 7.06) received at any time by Company or by Loan Trustee from any government or other Person with respect to an Event of Loss to the Airframe or any Engine, will be applied as follows:

(i) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, Company;

(ii) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced pursuant to Section 7.05(a), so much of such payments remaining after reimbursement of Loan Trustee for its actual and reasonable out-of-pocket costs and expenses that shall not exceed the amounts required to be paid by Company to Noteholders pursuant to Section 2.10 shall be applied in reduction of Company’s obligation to pay such amounts, if not already paid by Company, or, if already paid by Company, shall be applied to reimburse Company for its payment of such amount and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Company; and

(iii) if such payments are received with respect to an Engine with regard to which an Event of Loss has occurred, so much of such payments remaining after reimbursement of Loan Trustee for its actual and reasonable out-of-pocket costs and expenses shall be paid over to, or retained by, Company; provided that Company has fully performed its obligations under Section 7.05(b) with respect to the Event of Loss for which such payments are made.

(d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use or hire by any government (it being acknowledged that the use of the Airframe or any Engine pursuant to the CRAF Program does not constitute such a requisition or hire) of the Airframe and the Engines or engines installed on the Airframe that does not constitute an Event of Loss, all of Company’s rights and obligations under this Indenture with respect to the Airframe and such Engines shall continue to the same extent as if such requisition or hire had not occurred; provided that, notwithstanding the foregoing, Company’s obligations other than payment obligations shall only continue to the extent feasible. All payments received by Company or Loan Trustee from such government for such requisition of the Airframe and Engines or engines shall be paid over to, or retained by, Company.

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(e) Requisition for Use by the Government of an Engine not Installed on the Airframe. If any government requisitions the use or hire (it being acknowledged that the use of the Airframe or any Engine pursuant to the CRAF Program does not constitute such a requisition), for a period in excess of sixty (60) days, of any Engine not then installed on the Airframe, Company will replace such Engine by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon such replacement, any payments received by Company or Loan Trustee from such government with respect to such requisition shall be paid over to, or retained by, Company.

(f) Application of Payments During Existence of Event of Default. Any amount referred to in Section 7.05 that is payable to or retainable by Company shall not be paid to or retained by Company if at the time of such payment or retention an Event of Default or Payment Default has occurred and is continuing, but shall be held by or paid over to Loan Trustee as security for the obligations of Company under this Indenture and the Participation Agreement. When any such Event of Default or Payment Default ceases, such amount shall be paid to Company.

Section 7.06 Insurance.

(a) Aircraft Liability Insurance.

(i) Except as provided in clause (ii) of this subsection (a), and subject to the rights of Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), Company will carry, or cause to be carried, at no expense to Loan Trustee, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer’s product liability insurance) and contractual liability insurance with respect to the Aircraft (A) in amounts per occurrence that are not less than the aircraft liability insurance applicable to similar aircraft and engines in Company’s fleet on which Company carries insurance (or, in the case of a lease to a Permitted Lessee, in such Permitted Lessee’s fleet on which such Permitted Lessee carries insurance); provided that such liability insurance (including

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self-insurance specified in Section 7.06(c)) shall not be less than the amount (the Minimum Insurance Amount”) certified in the insurance report delivered to Loan Trustee and each Liquidity Provider on the Closing Date, (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Company or such Permitted Lessee, as the case may be, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by Company or such Permitted Lessee, as the case may be, and (C) that is maintained in effect with insurers of recognized responsibility; provided that Company will carry, or cause to be carried, at no expense to Loan Trustee, aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by Company or such Permitted Lessee, as the case may be, with respect to other similar aircraft operated by Company or such Permitted Lessee, as the case may be, on the same or similar routes. Any policies of insurance carried in accordance with this Section 7.06(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name Loan Trustee, Subordination Agent, each Pass Through Trustee and each Liquidity Provider as their Interests (as defined below in this Section 7.06) may appear, as additional insureds (the “Additional Insureds”), (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Company (or any Permitted Lessee) and shall insure the Additional Insureds’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Company (or any Permitted Lessee), (C) provide that, except to the extent not provided for by the war risk and allied perils insurance provider (in which case the last sentence of this Section 7.06(a)(i) applies), if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the Closing Date to Loan Trustee and each Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (2) subrogation against the Additional Insureds to the extent that Company or, if applicable, such Permitted Lessee has waived its rights by its agreements to indemnify the Additional Insureds pursuant to the Operative Documents or, if applicable, pursuant to the lease to such Permitted Lessee, (F) be

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primary without right of contribution from any other insurance that may be carried by each Additional Insured with respect to its Interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. “Interests” as used in this Section 7.06(a) and in Section 7.06(b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents. In the case of a lease or contract with any government in respect of the Aircraft, the Airframe or any Engine, or in the case of any requisition for use of the Aircraft, the Airframe or any Engine by any government, a valid agreement by such government to indemnify Company, or an insurance policy issued by such government, against any of the risks that Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Additional Insured of cancellation, change or lapse in the insurance required hereunder, Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Additional Insured immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to airframes or engines owned or leased by Company (or such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

(b) Insurance Against Loss or Damage to Aircraft.

(i) Except as provided in clause (ii) of this subsection (b), and subject to the rights of Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to Loan Trustee, all-risk aircraft hull insurance covering the Aircraft and all-risk

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coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) with respect to other aircraft operated by Company or such Permitted Lessee, as the case may be, on the same or similar routes) that is of the type usually carried by corporations engaged in the same or similar business and similarly situated with Company or such Permitted Lessee, as the case may be; provided that (A) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Indenture be for an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes from time to time and (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Company, provided that such Engine is covered by a separate policy of insurance. Any policies carried in accordance with this Section 7.06(b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that (I) any insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that would accrue on the outstanding principal amount of the Equipment Notes at the Debt Rate in effect on the date of payment of such insurance proceeds to Loan Trustee (as provided for in this sentence) during the period commencing on the day following the date of such payment to Loan Trustee and ending on the Loss Payment Date (the sum of such three amounts being the “Loan Amount”), payable for any loss or damage constituting an Event of Loss with respect to the Aircraft, and (II) any insurance proceeds in excess of the Insurance Threshold up to the amount of the Loan Amount for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft (or Engines), shall be paid to Loan Trustee as long as this Indenture shall not have been discharged, and that all other amounts shall be payable to Company or such Permitted Lessee, unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the amount of the Loan Amount shall be payable to Loan Trustee, (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction of Company (or any Permitted Lessee) and shall insure the Additional Insureds’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Company (or any Permitted Lessee), (C) provide that, except to the extent not provided by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of such insurance or the coverage certified in the insurance report delivered on the Closing

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Date to Loan Trustee and each Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Additional Insureds for 30 days (seven days, or such other period as is customarily available in the industry, in the case of war risk or allied perils coverage) after receipt by the Additional Insureds of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (2) subrogation against the Additional Insureds to the extent Company or, if applicable, such Permitted Lessee has waived its rights by its agreement to indemnify the Additional Insureds pursuant to the Operative Documents or, if applicable, pursuant to the lease to such Permitted Lessee, and (F) be primary without right of contribution from any other insurance that may be carried by any Additional Insured with respect to its Interests as such in the Aircraft. In the case of a lease or contract with any government in respect of the Aircraft, the Airframe or any Engine, or in the case of any requisition for use of the Aircraft, the Airframe or any Engine by any government, a valid agreement by such government to indemnify Company, or an insurance policy issued by such government, against any risks which Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Additional Insured of cancellation, change or lapse in the insurance required hereunder, Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Additional Insured immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or an Engine is on the ground and not in operation, Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Company (or, if a lease to a Permitted Lessee is then in effect, by such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by Section 7.06(c), Company (or such Permitted Lessee) shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to 110% of the aggregate outstanding principal amount of the Equipment Notes during such period that such Airframe is on the ground and not in operation.

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(c) Self-Insurance. Company may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Section 7.06(a) or Section 7.06(b), insuring for a maximum amount that is less than the amounts set forth in Section 7.06(a) and Section 7.06(b)), the risks required to be insured against pursuant to Section 7.06(a) and Section 7.06(b), but in no case shall the self-insurance with respect to all of the aircraft and engines in the combined fleet of Company and its Affiliates (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Company and its Affiliates carry insurance, unless Company’s independent insurance broker shall certify that the standard among major United States airlines is a higher level of self-insurance, in which case Company may self-insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum per aircraft (or if applicable per annum or other period) hull or liability insurance deductibles customarily imposed by the aircraft or hull liability insurers in the airline industry. Notwithstanding any provision of this Section 7.06 requiring insurance, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States government, or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance maintained against such risk by Company (or, if a Lease is then in effect, by the Permitted Lessee), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 7.06 (taking into account self-insurance permitted by this Section 7.06(c)) shall be considered adequate insurance for purposes of this Section 7.06.

(d) Application of Insurance Payments. All losses will be adjusted by Company with the insurers. As between Loan Trustee and Company, it is agreed that all insurance payments received under policies required to be maintained by Company hereunder, exclusive of any payments received in excess of the Loan Amount, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

(i) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, Company;

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(ii) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced as contemplated by Section 7.05(a), so much of such payments remaining after reimbursement of Loan Trustee for its costs and expenses as shall not exceed the amounts required to be paid by Company pursuant to Section 2.10 hereof shall be applied (A) in reduction of Company’s obligation to pay such amounts, if not already paid by Company, or, if already paid by Company, shall be applied to reimburse Company for its payment of such amounts and (B) the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Company or its designee; and

(iii) if such payments are received with respect to an Engine with regard to which an Event of Loss contemplated by Section 7.05(b) has occurred, so much of such payments remaining after reimbursement of Loan Trustee for its costs and expenses shall be paid over to, or retained by, Company or its designee; provided that Company shall have performed its obligations under Section 7.05(b) with respect to the Event of Loss for which such payments are made.

In all events, (x) the insurance payment of any property damage or loss with respect to property other than the Airframe or any Engine received under policies maintained by Company (or, if a lease to a Permitted Lessee is then in effect, by such Permitted Lessee), and (y) the insurance payment for any loss or damage to the Aircraft in excess of the Loan Amount, shall be paid to Company (or such Permitted Lessee) or its designee.

The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse Company or, if a lease to a Permitted Lessee is then in effect, such Permitted Lessee) for repairs or for replacement property in accordance with the terms of Section 7.02 and Section 7.04, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to Company (or such Permitted Lessee) or its designee. Any amount referred to in the preceding sentence or in clause (i) or (iii) of the second preceding paragraph that is payable to Company shall not be paid to Company (or, if it has been previously paid directly to Company, shall not be retained by Company) if at the time of such payment or retention an Event of Default or Payment Default shall have occurred and be continuing, but, subject to Section 5.06, shall be paid over to or held by Loan Trustee as security for the obligations of Company under this Indenture and the other Operative Documents and shall be invested pursuant to Section 5.06 unless and until such amount is applied, at the option of Loan Trustee, to Company’s obligations under this Indenture and the other Operative Documents as and when due, it being understood that any such application shall be made to such obligations of Company as Loan Trustee may determine in its sole discretion. Loan Trustee shall give Company prompt written notice of any such application, but the failure to so notify Company shall not in any way affect the rights of Loan Trustee hereunder. At such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to Company to the extent not previously applied in accordance with this Section 7.06(d).

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(e) Reports, Etc. On or before the Closing Date and annually upon renewal of Company’s insurance coverage, Company will furnish (or cause to be furnished) to Loan Trustee and each Liquidity Provider one or more reports signed by a firm of independent aircraft insurance brokers appointed by or with the consent of Company (which firm may be in the regular employ of Company), stating the opinion of such firm that the commercial hull and liability insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated by Loan Trustee, each Liquidity Provider and each of their affiliates and officers, directors, agents and employees in accordance with the provisions of Section 10.16. Company will use commercially reasonable efforts to cause such firm to agree to advise Loan Trustee and each Liquidity Provider in writing of any act or omission on the part of Company of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Company will also use commercially reasonable efforts to cause such firm to advise Loan Trustee and each Liquidity Provider in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section 7.06 will occur. Such information may only be provided to other Persons in accordance with Section 10.16.

(f) Salvage Rights. All salvage rights to the Airframe and each Engine shall remain with Company’s insurers or the applicable Permitted Lessee’s insurers, as the case may be, at all times, and any insurance policies of Loan Trustee insuring the Airframe or any Engine shall provide for a release to Company or such Permitted Lessee, as the case may be, of any and all salvage rights in and to the Airframe or any Engine.

(g) Right to Pay Premium. In the event of cancellation of any insurance required to be maintained hereunder due to the nonpayment of premiums, Loan Trustee shall have the option, in its sole discretion, to pay any such premium in respect to the Aircraft that is due in respect of the coverage pursuant to this Indenture and to maintain such coverage, as Loan Trustee may require, until the scheduled expiry date of such insurance and, in such event, Company shall, upon demand, reimburse Loan Trustee for amounts so paid by it.

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(h) Insurance for Own Account. Nothing in this Section 7.06 shall limit or prohibit (i) Company from maintaining the policies of insurance required pursuant to this Section 7.06 with higher limits than those specified herein or (ii) Loan Trustee or Company from obtaining insurance for its own account, and at its sole expense, with respect to the Airframe or any Engine (and any proceeds payable under such insurance shall be payable as provided in the insurance policy relating thereto); provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 7.06 or any other insurance maintained by Company (or any Permitted Lessee) with respect to the Aircraft or any other aircraft in Company’s (or such Permitted Lessee’s) fleet.

ARTICLE VIII

Successor and Additional Trustees

Section 8.01 Resignation or Removal; Appointment of Successor.

(a) The resignation or removal of Loan Trustee and the appointment of a successor Loan Trustee shall become effective only upon the successor Loan Trustee’s acceptance of appointment as provided in this Section 8.01. Loan Trustee or any successor thereto must resign if at any time it ceases to be eligible in accordance with the provisions of Section 8.01(c) and may resign at any time without cause by giving at least 60 days’ prior written notice to Company and each Noteholder. In addition, either Company (so long as no Event of Default or Payment Default shall have occurred and be continuing) or a Majority in Interest of Noteholders (but only with the consent of Company so long as no Event of Default or Payment Default shall have occurred and be continuing), may at any time remove Loan Trustee without cause by an instrument in writing delivered to Loan Trustee and each Noteholder, and, in case of a removal by a Majority in Interest of Noteholders, to Company. In the case of the resignation or removal of Loan Trustee, Company shall promptly appoint a successor Loan Trustee. If a successor Loan Trustee has not been appointed within 60 days after such notice of resignation or removal, Loan Trustee, Company or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor is appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

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(b) Any successor Loan Trustee, however appointed, shall execute and deliver to the predecessor Loan Trustee and Company an instrument accepting such appointment and assuming the obligations of Loan Trustee arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee in the trust hereunder applicable to it with like effect as if originally named Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property and all other books and records, or true, correct and complete copies thereof, then held by such predecessor Loan Trustee.

(c) This Indenture shall at all times have a Loan Trustee, however appointed, that is a Citizen of the United States (without the use of a voting trust) and a bank or trust company having a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000) or a corporation with a net worth of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Loan Trustee upon reasonable or customary terms. If such bank, trust company or corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.01(c) the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time Loan Trustee ceases to be eligible in accordance with the provisions of this Section 8.01(c), Loan Trustee shall resign immediately in the manner and with the effect specified in Section 8.01(a).

(d) Any bank, trust company or corporation into which Loan Trustee may be merged or converted or with which it may be consolidated, or any bank, trust company or corporation resulting from any merger, conversion or consolidation to which Loan Trustee is a party, or any bank, trust company or corporation to which substantially all the corporate trust business of Loan Trustee may be transferred, shall, subject to the terms of Section 8.01(c), be a successor Loan Trustee under this Indenture without further act.

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Section 8.02 Appointment of Additional and Separate Trustees.

(a) Whenever (i) Company or Loan Trustee deems it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral is situated or to make any claim or bring any suit with respect to or in connection with the Collateral, any Operative Document or any of the transactions contemplated by the Operative Documents, (ii) Loan Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of Noteholders (and Loan Trustee shall so advise Company) or (iii) Loan Trustee has been requested to do so by a Majority in Interest of Noteholders, then in any such case, Loan Trustee and, upon the written request of Loan Trustee, Company, shall execute and deliver an indenture supplemental hereto and such other, instruments as from time to time are necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.01(c) and approved by Loan Trustee, either to act jointly with Loan Trustee as additional trustee or trustees of all or any part of the Collateral or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Indenture as is provided in such supplemental indenture or other instruments as Loan Trustee or a Majority in Interest of Noteholders deems necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. If no Event of Default has occurred and is continuing, no additional or supplemental trustee shall be appointed without Company’s consent. If an Event of Default shall have occurred and be continuing, Loan Trustee may act under the foregoing provisions of this Section 8.02(a) without the concurrence of Company, and, to the extent permitted by applicable law, Company hereby irrevocably appoints (which appointment is coupled with an interest) Loan Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.02(a). Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. In case any additional or separate trustee appointed under this Section 8.02(a) becomes incapable of acting, resigns or is removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.02(a).

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(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Documents to Loan Trustee shall be promptly paid over by it to Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Loan Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Loan Trustee or a Majority in Interest of Noteholders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.02 shall be subject to, and shall have the benefit of Articles IV, V, VI, VIII, IX and X insofar as they apply to Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.02 shall not in any case exceed those of Loan Trustee.

(c) If at any time Loan Trustee deems it no longer necessary or desirable or in the event that Loan Trustee has been requested to do so in writing by a Majority in Interest of Noteholders, Loan Trustee and, upon the written request of Loan Trustee, Company, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Loan Trustee may act on behalf of Company under this Section 8.02(c) when and to the extent it could so act under Section 8.02(a). In any case, Company may remove an additional or separate trustee in the manner set forth in Section 8.01.

ARTICLE IX

Amendments and Waivers

Section 9.01 Amendments to this Indenture without Consent of Holders. At any time after the date hereof, Company may and Loan Trustee shall, at Company’s request, enter into one or more agreements supplemental hereto and amend the Equipment Notes without notice to or consent of any Noteholder, Indenture Indemnitee, Related Indenture

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Indemnitee or the Company Guarantee Beneficiary for any of the following purposes: (i) to evidence the succession of another Person to Company and the assumption by any such successor of the covenants of Company contained in any Operative Documents pursuant to Section 6.02(e) of the Participation Agreement; (ii) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Noteholder, any Indenture Indemnitee, any Related Indenture Indemnitee or the Company Guarantee Beneficiary in its capacity solely as Noteholder, Indenture Indemnitee, Related Indenture Indemnitee or the Company Guarantee Beneficiary, as the case may be); (iii) to cure any ambiguity or correct any mistake; (iv) to evidence the succession of a new trustee hereunder pursuant hereto or the removal of the trustee hereunder or to provide for or facilitate the appointment of an additional or separate trustee pursuant to Section 8.02; (v) to convey, transfer, assign, mortgage or pledge any property to or with Loan Trustee; (vi) to make any other provisions or amendments with respect to matters or questions arising hereunder or under the Equipment Notes, or to amend, modify or supplement any provision hereof or thereof, so long as such action shall not adversely affect the interests of any Noteholder, any Indenture Indemnitee, any Related Indenture Indemnitee or the Company Guarantee Beneficiary in its capacity solely as Noteholder, Indenture Indemnitee, Related Indenture Indemnitee or the Company Guarantee Beneficiary, as the case may be; (vii) to correct, supplement or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto Loan Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture the Airframe or Engines or any Substitute Airframe, Replacement Airframe or Replacement Engine; (viii) to add to the covenants of Company for the benefit of Noteholders, Indenture Indemnitees, Related Indenture Indemnitees or the Company Guarantee Beneficiary or to surrender any rights or power herein conferred upon Company; (ix) to add to the rights of Noteholders, Indenture Indemnitees, Related Indenture Indemnitees or the Company Guarantee Beneficiary; (x) to include on the Equipment Notes any legend as may be required by law or as otherwise necessary or advisable; (xi) to comply with any applicable requirements of the Trust Indenture Act, or any other requirements of applicable law or of any regulatory body; (xii) to give effect to the replacement of a Liquidity Provider with a Replacement Liquidity Provider and the replacement of a Liquidity Facility with a Replacement Liquidity Facility therefor, and, if a Replacement Liquidity Facility is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility” in the Intercreditor Agreement, to incorporate appropriate mechanics for multiple instruments for such Replacement Liquidity Facility for a single Pass Through Trust (including, without limitation, amendments to Section 2.14 with respect to the Replacement Liquidity Provider of such Replacement Liquidity Facility); (xiii) to provide for the original issuance of Series B Equipment Notes (and Related Series B Equipment Notes relating thereto) (if not issued on the Closing Date) pursuant to the third sentence of Section 2.02, the original issuance of Additional Series Equipment Notes of one or more Series (and Related Additional Series Equipment Notes relating thereto) pursuant to clause (i) of the fifth sentence of Section 2.02, or the issuance of new Series B Equipment Notes (and new Related Series B Equipment Notes) or new Additional Series Equipment Notes of any one or

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more Series (and new Related Additional Series Equipment Notes relating thereto) pursuant to clause (ii) or (iii), as the case may be, of the fifth sentence of Section 2.02, and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes (and Related Series B Equipment Notes), Additional Series Equipment Notes (and Related Additional Series Equipment Notes), new Series B Equipment Notes (and new Related Series B Equipment Notes) or new Additional Series Equipment Notes (and new Related Additional Series Equipment Notes) and to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different Series of Additional Series Equipment Notes) and to provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes (and Related Series B Equipment Notes),

Additional Series Equipment Notes (and Related Additional Series Equipment Notes), new Series B Equipment Notes (and new Related Series B Equipment Notes) or new Additional Series Equipment Notes (and new Related Additional Series Equipment Notes) (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single Pass Through Trust)); provided that any such Series B Equipment Notes, Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes, as the case may be, are issued in accordance with Section 2.02 of the Participation Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable; and (xiv) to provide for the issuance of “Additional Series Equipment Notes” of one or more series or new “Series B Equipment Notes” or new “Additional Series Equipment Notes” in each case under any or all Related Indentures and other matters incidental or relating thereto.

Section 9.02 Amendments to this Indenture with Consent of Holders.

(a) With the written consent of a Majority in Interest of Noteholders, Company may, and Loan Trustee shall, subject to Section 9.06, at any time and from time to time, enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture or of any such supplemental agreements or to modify in any manner the rights and obligations of Company, Loan Trustee and Noteholders under this Indenture; provided that, without the consent of

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each Noteholder affected thereby, an amendment under this Section 9.02 may not:

(1) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note;

(2) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note, is due or payable;

(3) create any Lien with respect to the Collateral prior to or pari passu with the Lien thereon under this Indenture except such as are permitted by this Indenture, or deprive any Noteholder of the benefit of the Lien on the Collateral created by this Indenture, except as provided in connection with the exercise of remedies under Article IV; provided that, without the consent of each holder of an affected Related Equipment Note then outstanding and the Company Guarantee Beneficiary, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or this clause (3) or deprive any Related Noteholder or the Company Guarantee Beneficiary of the benefit of the Lien of this Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article IV;

(4) reduce the percentage of the outstanding principal amount of the Equipment Notes the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or of certain defaults hereunder or their consequences provided for in this Indenture; or

(5) make any change in Section 4.05 or this Section 9.02, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

Notwithstanding the foregoing, neither Company nor Loan Trustee shall enter into any amendment, waiver or modification of, or supplement or consent to, this Indenture or any other Operative Document other than the Participation Agreement (which is addressed in Section 9.03) which shall reduce, modify or amend any indemnities in favor of any Liquidity Provider without the consent of such Liquidity Provider that is subject to such reduction, modification or amendment.

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(b) It is not necessary under this Section 9.02 for Noteholders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

(c) Promptly after the execution by Company and Loan Trustee of any supplemental agreement pursuant to the provisions of this Section 9.02, Loan Trustee shall transmit by first-class mail or by hand delivery a notice, setting forth in general terms the substance of such supplemental agreement, to all Noteholders, as the names and addresses of such Noteholders appear on the Equipment Note Register. Any failure of Loan Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

Section 9.03 Amendments, Waivers, Etc. of the Participation Agreement or any Guarantee. Without the consent of a Majority in Interest of Noteholders, the respective parties to the Participation Agreement may not modify, amend or supplement such agreement, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided that, without the consent of Loan Trustee, any Noteholder, any other Indenture Indemnitee, any Related Indenture Indemnitee or the Company Guarantee Beneficiary, the Participation Agreement and/or any Guarantee may be modified, amended or supplemented in order (i) to cure any defect or inconsistency therein or to cure any ambiguity or correct any mistake, (ii) to amend, modify or supplement any provision thereof or make any other provision with respect to matters or questions arising thereunder or under this Indenture (provided that the making of any such other provision shall not materially adversely affect the interests of Noteholders), (iii) to make any other change, or reflect any other matter, of the kind referred to in clauses (i) through (xiv) of Section 9.01 or (iv) in the case of any Guarantee (other than the Company Guarantee), to add Company’s payment obligations under Series B Equipment Notes (and Related Series B Equipment Notes), if issued after the Closing Date, or Additional Series Equipment Notes (and Related Additional Series Equipment Notes), if any, to the “Guaranteed Obligations” under such Guarantee. Notwithstanding the foregoing, without the consent of any Liquidity Provider, Company shall not enter into any amendment, waiver or modification of or supplement or consent to the Participation Agreement which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider contained therein.

Section 9.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Equipment Note.

Section 9.05 Notation on or Exchange of Equipment Notes. Loan Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. Loan Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

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Section 9.06 Trustee Protected. If, in the reasonable opinion of the institution acting as Loan Trustee, any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

Section 9.07 No Consent of Individual Indenture Indemnitees Required. Notwithstanding anything in this Indenture or any other Operative Document to the contrary, when any provision hereof or thereof would otherwise require a consent of an Indenture Indemnitee, such provision shall always be construed to require only the consent of an Indenture Indemnitee other than any Indenture Indemnitee covered by clause (vii) of the definition of “Indenture Indemnitees”.

ARTICLE X

Miscellaneous

Section 10.01 Termination of Indenture. Subject to Sections 7.04 and 7.05, upon (or at any time after) payment in full of the principal amount of, Make-Whole Amount, if any, and interest on and all other amounts then due under all Equipment Notes and provided that there shall then be (x) no other Secured Obligations due and unpaid to Noteholders, Loan Trustee and other Indenture Indemnitees hereunder, under the Participation Agreement or any other Operative Document, and (y) no Related Secured Obligations due and unpaid under any Related Indenture or any other “Operative Document” (as defined in any Related Indenture) or under the Company Guarantee, Company shall direct Loan Trustee to execute and deliver to or as directed in writing by Company an appropriate instrument releasing the Aircraft and the Engines and (subject to paragraph (ix) of clause “third” of Section 3.03, if applicable) all other Collateral from the Lien of this Indenture and Loan Trustee shall execute and deliver such instrument as aforesaid; provided that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by Loan Trustee of all property constituting part of the Collateral and the final distribution by Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

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Section 10.02 No Legal Title to Collateral in Noteholders. No holder of an Equipment Note or a Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note, Related Equipment Note or other right, title and interest of any Noteholder or Related Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Section 10.03 Sale of Aircraft by Loan Trustee is Binding. Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by Loan Trustee made pursuant to the terms of this Indenture shall bind Noteholders and Company and shall be effective to transfer or convey all right, title and interest of Loan Trustee, Company and such Noteholders in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Loan Trustee or Noteholders.

Section 10.04 Third Party Beneficiaries. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than Company, Noteholders, Loan Trustee, other Indenture Indemnitees, Related Loan Trustees, Related Indenture Indemnitees and the Company Guarantee Beneficiary any legal or equitable right, remedy or claim under or in respect of this Indenture, except that the Persons referred to in the second to last full paragraph of Section 7.02(a) shall be third party beneficiaries of such paragraph.

Section 10.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and any such notice may be given by United States mail, courier service, facsimile, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class U.S. mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

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if to Company, addressed to:

Horizon Air Industries, Inc.

19300 International Boulevard

Seattle, WA 98188

Attention: Chief Financial Officer

Telephone: [***]

with a copy to:

Alaska Air Group, Inc.

19300 International Boulevard

Seattle, WA 98188

Attention: Chief Financial Officer

Telephone: [***]

if to Loan Trustee, addressed to:

U.S. Bank Trust National Association

Seattle Tower

1420 Fifth Avenue

Seattle, Washington 98101

Attention: Corporate Trust Services

Ref.: Alaska Air 2020-1 EETC

Telephone: [***]

Facsimile: [***];

if to any Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07;

if to any Indenture Indemnitee other than Loan Trustee, addressed to the address of such party (if any) set forth in Section 7.01 of the Participation Agreement or to such other address as such Indenture Indemnitee shall have furnished by notice to Company and Loan Trustee;

if to any Related Indenture Indemnitee, addressed to such Related Indenture Indemnitee at its address set forth in the Equipment Note Register (defined in the applicable Related Indenture) maintained pursuant to Section 2.07 of the applicable Related Indenture; and

Indenture and Security Agreement (2020-1 EETC)

N626QX

if to any Company Guarantee Beneficiary, addressed to it at its address set forth in the Company Guarantee.

Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.

Section 10.06 Severability. To the extent permitted by applicable law, any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07 No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Company and Loan Trustee, in compliance with Article IX. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

Section 10.08 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successors and permitted assigns of such Noteholder. Each Noteholder by its acceptance of an Equipment Note agrees to be bound by (i) this Indenture and all provisions of the Participation Agreement, the other Operative Documents and the Pass Through Documents applicable to a Noteholder and (ii) all provisions of each Related Indenture applicable to a Related Noteholder to the extent such Noteholder is such Related Noteholder.

Section 10.09 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10 Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, Loan Trustee, any Noteholder or any other party to any of the Operative Documents or the Pass Through Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Company, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Indenture and Security Agreement (2020-1 EETC)

N626QX

Section 10.11 Voting by Noteholders. All votes of Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.

Section 10.12 Section 1110. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles Loan Trustee, on behalf of Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft.

Section 10.13 Company’s Performance and Rights. Any obligation imposed on Company herein shall require only that Company perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by Company and, to the extent of such performance, discharge such obligation by Company. Except as otherwise expressly provided herein, any right granted to Company in this Indenture shall grant Company the right to permit such right to be exercised by any such assignee, lessee or transferee, and, in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee Company hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.

Section 10.14 Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

Section 10.15 Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE, ANY INDENTURE SUPPLEMENT AND THE EQUIPMENT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Indenture and Security Agreement (2020-1 EETC)

N626QX

Section 10.16 Confidential Information. The term “Confidential Information” means: (a) the existence and terms of any lease of the Airframe or Engines pursuant to Section 7.02(a) and the identity of the Permitted Lessee thereunder; (b) all information obtained in connection with any inspection conducted by Loan Trustee or its authorized representatives pursuant to Section 7.03(a); (c) each certification furnished to Loan Trustee or any Liquidity Provider pursuant to Sections 7.06(a) and 7.06(b); (d) all information contained in each report furnished to Loan Trustee or any Liquidity Provider pursuant to Section 7.06(e); (e) all information regarding the Warranty Rights; and (f) all information designated by Company as non-public information. All Confidential Information shall be held confidential by Loan Trustee, each Liquidity Provider and each Noteholder and each affiliate, agent, officer, director, or employee of any thereof and shall not be furnished or disclosed by any of them to anyone other than (i) Loan Trustee or any Noteholder and (ii) their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority.

Section 10.17 Submission to Jurisdiction. Each of the parties hereto, and by acceptance of Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

[Signature Pages Follow.]

Indenture and Security Agreement (2020-1 EETC)

N626QX

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

HORIZON AIR INDUSTRIES, INC.

By:	/s/ Nathaniel Pieper
Name: Nathaniel Pieper
Title: Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee

By:	/s/ Richard Krupske
Name: Richard Krupske
Title: Assistant Vice President

Signature Page

Indenture and Security Agreement (2020-1 EETC)

N626QX

Exhibit A

to Indenture and Security Agreement

(N626QX)

FORM OF INDENTURE SUPPLEMENT

INDENTURE SUPPLEMENT NO. _____

INDENTURE SUPPLEMENT NO. ____, dated _______________ ____, 20__ (“Indenture Supplement”), between HORIZON AIR INDUSTRIES, INC. (“Company”) and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Loan Trustee under the Indenture (each as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Indenture and Security Agreement (N626QX), dated as of July 2, 2020 (the “Indenture”; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Indenture), between Company and U.S. Bank Trust National Association, not in its individual capacity, except as expressly provided therein, but solely as Loan Trustee (“Loan Trustee”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft, and shall specifically grant a security interest in the Aircraft to Loan Trustee; and

[WHEREAS, the Indenture relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;]11

[WHEREAS, Company has, as provided in the Indenture, heretofore executed and delivered to Loan Trustee Indenture Supplement(s) for the purpose of specifically subjecting to the Lien of the Indenture certain airframes and/or engines therein described, which Indenture Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date Recordation Date FAA Document Number]12

[11]	Use for Indenture Supplement No. 1 only.
[12]	Use for all Indenture Supplements other than Indenture Supplement No. 1.

Indenture Supplement No. ___ (2020-1 EETC)

N626QX

NOW, THEREFORE, (x) to secure the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, Make-Whole Amount, if any, and interest on, the Equipment Notes and all other Secured Obligations payable by Company under the Operative Documents and the performance and observance by Company of all the agreements and covenants to be performed or observed by Company for the benefit of Noteholders and Indenture Indemnitees contained in the Operative Documents and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Operative Documents, the Related Indentures and the Company Guarantee, and for other good and valuable consideration given by Noteholders, Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary to Company at or before the Closing Date, the receipt and adequacy of which is hereby acknowledged, Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of Noteholders, each Indenture Indemnitee, each Related Indenture Indemnitee and the Company Guarantee Beneficiary, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of Company in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine from time to time is installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Indenture, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than Excluded Equipment) relating thereto;

To have and to hold all and singular the aforesaid property unto Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of Noteholders, Indenture Indemnitees, Related Indenture Indemnitees and the Company Guarantee Beneficiary, except as otherwise provided in the Indenture, including Section 2.13 and Article III of the Indenture, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Indenture Supplement No. ___ (2020-1 EETC)

N626QX

THIS INDENTURE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[Signature Pages Follow.]

Indenture Supplement No. ___ (2020-1 EETC)

N626QX

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement No. _____ to be duly executed by their respective duly authorized officers, on the date first above written.

HORIZON AIR INDUSTRIES, INC.

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee

By:
Name:
Title:

Signature Page

Indenture Supplement No. ___ (2020-1 EETC)

N626QX

Annex A

to Indenture Supplement No. ___

(N626QX)

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	Generic Manufacturer Model	FAA Registration No.	Manufacturer’s Serial No.

ENGINES

Manufacturer	Model	Generic Manufacturer Model	Manufacturer’s Serial Nos.

Each Engine has 550 or more rated take-off horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust.

Indenture Supplement No. ___ (2020-1 EETC)

N626QX

Exhibit B

to Indenture and Security Agreement

(N626QX)

LIST OF PERMITTED COUNTRIES

Argentina	Guatemala	Norway

Australia	Hong Kong	Panama

Austria	Hungary	Peoples’ Republic of China

Bahamas	Iceland	Philippines

Barbados	India	Poland

Belgium	Indonesia	Portugal

Bermuda Islands	Ireland	Republic of China (Taiwan)

Bolivia	Italy	Russia

Brazil	Jamaica	Singapore

British Virgin Islands	Japan	South Africa

Canada	Jordan	South Korea

Cayman Islands	Kuwait	Spain

Chile	Liechtenstein	Sweden

Colombia	Luxembourg	Switzerland

Czech Republic	Malaysia	Thailand

Denmark	Malta	Trinidad and Tobago

Ecuador	Mexico	Turkey

Egypt	Monaco	United Kingdom

Finland	Morocco	Uruguay

France	Netherlands Antilles	Venezuela

Germany	Netherlands, the

Greece	New Zealand

B-1

Indenture and Security Agreement (2020-1 EETC)

N626QX

Exhibit C

to Indenture and

Security Agreement

(N626QX)

CERTAIN TERMS

Insurance Threshold:	$6,000,000

C-1

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule I

to Indenture and

Security Agreement

DESCRIPTION OF EQUIPMENT NOTES13

The information set forth below this text in this Schedule has been intentionally omitted from the FAA filing copy as the parties hereto deem it to contain confidential information.

[13]	This page to be included only in the FAA filing package in the place of the completed amortization schedule.

I-1

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule I

to Indenture and

Security Agreement

(Cont’d)

DESCRIPTION OF EQUIPMENT NOTES

	Original Principal Amount	Maturity Date
Series A Equipment Notes:	$13,987,000	August 15, 2027
Series B Equipment Notes:	$3,014,000	August 15, 2025

CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	4.800% per annum
Make-Whole Spread for Series A Equipment Notes	0.50%
Debt Rate for Series B Equipment Notes	8.000% per annum
Make-Whole Spread for Series B Equipment Notes	0.50%

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule I

to Indenture and

Security Agreement

(Cont’d)

EQUIPMENT NOTES AMORTIZATION

SERIES A EQUIPMENT NOTES

Embraer model ERJ 170-200LR

N626QX

Payment Date	Percentage of Original Principal Amount to be Paid
February 15, 2021	3.9194138843%
August 15, 2021	3.9194138843%
February 15, 2022	3.9194138843%
August 15, 2022	3.9194138843%
February 15, 2023	3.9194138843%
August 15, 2023	3.9194138843%
February 15, 2024	3.9194138843%
August 15, 2024	3.9194138843%
February 15, 2025	3.9194138843%
August 15, 2025	3.9194138843%
February 15, 2026	3.9194138843%
August 15, 2026	3.9194138843%
February 15, 2027	3.9194138843%
August 15, 2027	49.0476195038%

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule I

to Indenture and

Security Agreement

(Cont’d)

SERIES B EQUIPMENT NOTES

Embraer model ERJ 170-200LR

N626QX

Payment Date	Percentage of Original Principal Amount to be Paid
February 15, 2021	9.5921516257%
August 15, 2021	9.5921516257%
February 15, 2022	8.6312919708%
August 15, 2022	8.6312919708%
February 15, 2023	8.6312919708%
August 15, 2023	8.6312919708%
February 15, 2024	8.6312919708%
August 15, 2024	8.6312919708%
February 15, 2025	8.6312919708%
August 15, 2025	20.3966529529%

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule I

to Indenture and

Security Agreement

(Cont’d)

EQUIPMENT NOTES AMORTIZATION14

The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

[14]	This page to be included only in the FAA filing package in the place of the completed amortization schedule.

Indenture and Security Agreement (2020-1 EETC)

N626QX

Schedule II

to Indenture and

Security Agreement

PASS THROUGH TRUST AGREEMENT AND

PASS THROUGH TRUST SUPPLEMENTS

Pass Through Trust Agreement, dated as of July 2, 2020, between Alaska Airlines, Inc., Horizon Air Industries, Inc. and U.S. Bank Trust National Association, as trustee, as supplemented by Trust Supplement No. 2020-1A, dated as of the Issuance Date.

Pass Through Trust Agreement, dated as of July 2, 2020, between Alaska Airlines, Inc., Horizon Air Industries, Inc. and U.S. Bank Trust National Association, as trustee, as supplemented by Trust Supplement No. 2020-1B, dated as of the Issuance Date.

II-1

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N626QX

Annex A to

Participation Agreement and

Indenture and Security Agreement

(N626QX)

DEFINITIONS

(N626QX)

“Additional Insureds” has the meaning specified in Section 7.06(a) of the Indenture.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a Series (other than “Series A” or “Series B”) thereunder in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such Series.

“Additional Series Pass Through Certificates” means the pass through certificates issued by any Additional Series Pass Through Trust.

“Additional Series Pass Through Trust” means a grantor trust created to facilitate the issuance and sale of pass through certificates in connection with the issuance of any Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall U.S. Bank be deemed to be an Affiliate of Loan Trustee or vice versa.

“Affiliate Guarantor” means Alaska Airlines, Inc., an Alaska corporation.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

Annex A (2020-1 EETC)

N626QX

“Agreement” and “Participation Agreement” mean that certain Participation Agreement (N626QX), dated on or before the Closing Date, among Company, U.S. Bank, Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, Subordination Agent and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means the Airframe (or any Substitute Airframe or Replacement Airframe substituted therefor pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines is from time to time installed on such Airframe or installed on any other airframe or on any other aircraft. The term “Aircraft” includes any Replacement Aircraft.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).

“Airframe” means (a) the Embraer ERJ 170-200LR (generic manufacturer and model EMBRAER ERJ 170-200) aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) Excluded Equipment) specified on Annex A to the Indenture Supplement originally executed and delivered under the Indenture and (b) any and all related Parts. The term “Airframe” includes any Substitute Airframe or Replacement Airframe that is substituted for the Airframe pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture. At such time as any Substitute Airframe or Replacement Airframe is so substituted and the Airframe for which such substitution is made is released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

“Alaska Airlines Guarantee” means the Guarantee, dated as of the Issuance Date, from Affiliate Guarantor to U.S. Bank, in its individual capacity and as Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent and “Loan Trustee” under each Operative Indenture to which the Company is a party, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Appraisers” has the meaning set forth in the Intercreditor Agreement.

2

Annex A (2020-1 EETC)

N626QX

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of July 2, 2020, among Company, Affiliate Guarantor and U.S. Bank, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Seattle, Washington, Wilmington, Delaware or, if different from the foregoing, the city and state in which Loan Trustee, any Pass Through Trustee or Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).

“Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.

“Certificate Purchase Agreement” means each of (i) that certain Purchase Agreement, dated June 23, 2020, relating to the Class A Certificates, among Company, Parent, Affiliate Guarantor and BofA Securities, Inc. and Citigroup Global Markets, Inc., as representative of the Initial Purchasers listed on Schedule I thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) that certain Purchase Agreement, dated June 24, 2020, relating to the Class B Certificates, among Company, Parent, Affiliate Guarantor and BofA Securities, Inc. and Citigroup Global Markets, Inc., as representative of the Initial Purchasers listed on Schedule I thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Certificated Air Carrier” means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

3

Annex A (2020-1 EETC)

N626QX

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Claim” has the meaning specified in Section 4.02(a) of the Participation Agreement.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the Alaska Air Pass Through Trust 2020-1A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2020-1A, dated as of the Issuance Date, among Company, Affiliate Guarantor and U.S. Bank, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class B Certificates” means Pass Through Certificates, if any, issued by any Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means the Alaska Air Pass Through Trust 2020-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2020-1B, dated as of the Issuance Date, among Company, Affiliate Guarantor and U.S. Bank, as Class B Trustee.

“Class B Trustee” means the trustee for the Class B Pass Through Trust.

“Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the Issuance Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the granting clause of the Indenture.

“Company” means Horizon Air Industries, Inc., and its successors and permitted assigns.

“Company Guarantee” means the Guarantee, dated as of the Issuance Date, from Company to Company Guarantee Beneficiary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

4

Annex A (2020-1 EETC)

N626QX

“Company Guarantee Beneficiary” means U.S. Bank, in its individual capacity and as Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent and “Loan Trustee” under each Operative Indenture to which the Affiliate Guarantor is a party.

“Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use or hire not involving requisition of title.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

“Debt Rate” means (i) with respect to any Series of Equipment Notes, the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Series B Notes, any Series of Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes of any Series issued pursuant to Section 2.02 of the Indenture after the Closing Date, such Schedule I may be amended in connection with such issuance), and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding in each case any interest payable at the Past Due Rate.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Event of Default other than an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the issuer of the Equipment Notes issued thereunder a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture; provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which such issuer is a debtor, if and so long as the trustee or the debtor agrees to perform and performs all obligations of such issuer under such Operative Indenture and the Equipment Notes issued thereunder in accordance with Section 1110(a)(2) of the Bankruptcy Code and cures defaults under such Operative Indenture and Equipment Notes to the extent required by Section 1110(a)(2) of the Bankruptcy Code, such Operative Indenture shall not be a Defaulted Operative Indenture.

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“Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Dollars” and “$” mean the lawful currency of the United States.

“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.

“Eligible Account” means an account established by and with an Eligible Institution at the request of Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by Loan Trustee to the exclusion of Company, (f) it will waive or subordinate in favor of Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) U.S. Bank or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a Long-Term Rating (or, in each case, if a Long-Term Rating is not available, its Short-Term Rating equivalent) from either S&P or Fitch of at least A- or its equivalent.

“Engine” means (a) each of the two General Electric CF34-8E5 engines (generic manufacturer and model GE CF34-8E) listed by manufacturer’s serial number and further described on Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts but excluding Excluded Equipment. At such time as a Replacement Engine is so substituted and the Engine for which substitution is made is released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

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“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

(c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;

(d) the requisition for use or hire of such property by any government (other than a requisition for use or hire by a Government or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

(e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.06 of the Indenture, unless Company shall have obtained indemnity or insurance in lieu thereof from such government;

(f) any Compulsory Acquisition;

(g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Company is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

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(h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) of the Indenture.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

“Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (iii) galley carts, beverage carts, waste containers, liquor kits, food tray carriers, ice containers, oven inserts, galley inserts, and other branded passenger convenience or service items, (iv) any items, equipment or systems leased by Company or any Permitted Lessee (other than items, equipment, or systems that are leased from Company pursuant to the applicable Lease) or owned by Company or any Permitted Lessee subject to a conditional sales agreement or a security interest (other than the security interest granted under the Indenture), and (v) cargo containers.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“FAA Bill of Sale” means the bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) executed by Manufacturer or an affiliate of Manufacturer in favor of Company and recorded with the FAA.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.

“Fitch” means Fitch Ratings, Inc.

“Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Guarantee” means each of the Company Guarantee, the Parent Guarantee and the Alaska Airlines Guarantee.

“Indemnitee” has the meaning specified in Section 4.02(b) of the Participation Agreement.

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“Indenture” means that certain Indenture and Security Agreement (N626QX), dated as of the Closing Date, between Company and Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Indemnitee” means (i) Loan Trustee, (ii) U.S. Bank, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, and (vii) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which particularly describes the Aircraft, and any Substitute Airframe, Replacement Airframe and/or Replacement Engine, included in the property subject to the Lien of the Indenture.

“Initial Purchasers” means each of the initial purchasers identified as such in each Certificate Purchase Agreement.

“Insurance Threshold” is the amount set forth as the Insurance Threshold in Exhibit C to the Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among each Pass Through Trustee, each Liquidity Provider and Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Company.

“Interests” has the meaning specified in Section 7.06(a) of the Indenture.

“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Issuance Date” means July 2, 2020.

“Lease” means any lease permitted by the terms of Section 7.02(a) of the Indenture.

“Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

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“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and, if provided, the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, Class A Liquidity Provider and, if any Class B Liquidity Facility shall have been provided, Class B Liquidity Provider.

“Loan Amount” has the meaning specified in Section 7.06(b) of the Indenture.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to U.S. Bank or Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of U.S. Bank or Loan Trustee not permitted by, or the failure of U.S. Bank or Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against U.S. Bank or Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against U.S. Bank or Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” has the meaning specified in Section 7.05(a) of the Indenture.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes actually known by Loan Trustee to be held by Company or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of Company as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held and able to be voted by Company or an Affiliate of Company or a Pass Through Trustee is otherwise under the control of Company or such Affiliate of Company (unless all Equipment Notes then outstanding are held by Company or any Affiliate thereof, including Pass Through Trustees which are considered Affiliates of Company pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

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“Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. “Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. Loan Trustee shall have no obligation to calculate, or verify the calculation of, the Make-Whole Amount.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Series B Equipment Notes, any Additional Series, new Series B Equipment Notes or new Additional Series issued pursuant to Section 2.02 of the Indenture after the Closing Date, such Schedule I may be amended in connection with such issuance).

“Manufacturer” means Embraer S.A., a company organized under the laws of Brazil, and its successors and assigns.

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“Manufacturer’s Consent” means the Consent and Agreement, dated as of the Closing Date, substantially in the form of Exhibit E to the Participation Agreement.

“MCMV” has the meaning specified in Section 7.04(e) of the Indenture.

“Minimum Insurance Amount” has the meaning specified in Section 7.06(a) of the Indenture.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, Subordination Agent on behalf of Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

“NY UCC” means the UCC as in effect in the State of New York.

“Operative Documents” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement and the Equipment Notes.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Intercreditor Agreement) entered into or guaranteed by Company, dated as of the date of the Indenture, including the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) issued under such Indenture are held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

“Parent” means Alaska Air Group, Inc., a Delaware corporation.

“Parent Guarantee” means the Guarantee, dated as of the Issuance Date, from Parent to U.S. Bank, in its individual capacity and as Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent and “Loan Trustee” under each Operative Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

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“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) Excluded Equipment), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as the same are subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any Engine.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Documents” means each Pass Through Trust Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the separate grantor trusts that have been created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

“Pass Through Trust Agreement” means each of the separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Payment Date” means, for any Equipment Note, each February 15 and August 15, commencing with February 15, 2021.

“Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of

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the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either S&P or Fitch (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to the highest rating assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan

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Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating (or its Short-Term Rating equivalent) from either S&P or Fitch of at least A (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by Loan Trustee; and (o) such other investments approved in writing by Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earlier of (i) 365 days following the date of their purchase and (ii) the date when such investments may be required for distribution. The bank acting as Pass Through Trustee or Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of Pass Through Trustee or Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Lessee” means any Person to whom Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture and is a party to a Lease.

“Permitted Lien” has the meaning specified in Section 7.01 of the Indenture.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.

“Purchase Agreement” means Purchase Agreement COM0041-16, dated as of April 11, 2016, between Manufacturer and Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Related Additional Series Equipment Note” means, with respect to any particular Series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note”, as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Series of Additional Series Equipment Notes, but only if as of such date it is held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Equipment Note” means, as of any date, an “Equipment Note” (as defined in each Related Indenture) issued under such Related Indenture, but only if as of such date it is held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indemnitee Group” has the meaning specified in Section 4.02(b) of the Participation Agreement.

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“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Bankruptcy Default” means any “Event of Default” under Section 4.01(f), (g), (h) or (i) of any Related Indenture, determined without giving effect to any applicable grace period.

“Related Indenture Event of Default” means any “Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder under each Related Indenture to which Company is a party and the Company Guarantee Beneficiary, in its capacity as registered holder of the Equipment Notes issued under each Related Indenture to which the Affiliate Guarantor is a party.

“Related Loan Trustee” means “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, Company’s obligations in respect of the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Operative Documents” (as defined in each Related Indenture), in each case pursuant to any such Related Indenture or pursuant to the Company Guarantee.

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, if any, as defined in each Related Indenture, but only if as of such date it is held by “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Replacement Aircraft” means the Aircraft of which a Replacement Airframe is part.

“Replacement Airframe” means an Embraer ERJ 170-200LR aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

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“Replacement Engine” means a General Electric CF34-8E5 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that is made subject to the Lien of the Indenture pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Responsible Officer” means, with respect to Company, its Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its General Counsel, any Vice President, the Treasurer, the Controller or the Corporate Secretary.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission and any agency or instrumentality of the United States government succeeding to its functions.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes or, if issued, the Series B Equipment Notes or any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes, if any, issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” (as such Schedule I may be amended in connection with the issuance of such Equipment Notes if issued after the Closing Date) and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture (as such Schedule I may be amended in connection with the issuance of such Equipment Notes if issued after the Closing Date).

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“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Similar Law” has the meaning specified in Section 4.02(d)(xi) of the Participation Agreement.

“Subordination Agent” has the meaning specified in the introductory paragraph of the Participation Agreement.

“Substitute Airframe” means an Embraer ERJ 170-200LR aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 thereof, together with all Parts relating to such aircraft.

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Officer” means any officer within the Corporate Trust Office of Loan Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of Loan Trustee who shall have direct responsibility for the administration of the Indenture, or any other officer of Loan Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trust Supplements” means (a) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement as of the Closing Date, and (b) in the case of any Class B Certificates issued after the Closing Date, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of such Class B Certificates, and (ii) the issuance of such Class B Certificates representing fractional undivided interests in the Class B Pass Through Trust is authorized.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” means the United States of America.

“U.S. Bank” has the meaning specified in the introductory paragraph of the Participation Agreement.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft executed by Manufacturer or an affiliate of Manufacturer in favor of Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

“Warranty Rights” means the “Assigned Rights” as defined in the Manufacturer’s Consent, it being understood that the Warranty Rights exclude any and all other right, title and interest of Company in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent.

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